$225,000,000

                        CREDIT AGREEMENT

                           dated as of

                          May 2, 2000,

                              among

                       ALPHARMA U.S. INC.,

                          as Borrower,

                         ALPHARMA INC.,

                      as Parent Guarantor,

             THE SUBSIDIARY GUARANTORS NAMED HEREIN,

                    as Subsidiary Guarantors

                     THE BANKS NAMED HEREIN,

                            as Banks,

                   FIRST UNION NATIONAL BANK,

                    as Administrative  Agent,

                          SUMMIT BANK,

                      as Syndication Agent,

                      DEN NORSKE BANK ASA,

                     as Documentation Agent

                               and

                    UNION BANK OF NORWAY AND

                  FIRST UNION SECURITIES, INC.,

                         as Co-Arrangers


ARTICLE I DEFINITIONS AND ACCOUNTING TERMS                      1
      1.1  DEFINED TERMS                                       1
      1.2  COMPUTATION OF TIME PERIODS                        20
      1.3  ACCOUNTING TERMS                                   20
      1.4  ADDITIONAL DEFINITIONS                             20

ARTICLE II AMOUNT AND TERMS OF THE LINE OF CREDIT LOANS        20
      2.1  THE LINE OF CREDIT LOANS                           20
      2.2  MAKING THE LINE OF CREDIT LOANS                    22
      2.3  MATURITY OF THE LINE OF CREDIT LOAN                24
      2.4  MANDATORY PREPAYMENTS                              25
      2.5  CONVERSION OF LINE OF CREDIT LOANS TO TERM LOANS   26
      2.6  SYNDICATION OF PERMANENT CREDIT FACILITY           26
      2.7  REPAYMENT OF THE LOANS SUBSEQUENT TO CONVERSION    26

ARTICLE III SECURITY                                           27
      3.1  GRANTING OF SECURITY                               27
      3.2  SECURITY EVENTS                                    29

ARTICLE IV INTEREST, FEES, ETC.                                30
      4.1  INTEREST PERIOD ELECTION                           30
      4.2  INTEREST RATE; PAYMENT OF INTEREST                 31
      4.3  INTEREST RATE DETERMINATION AND PROTECTION         32
      4.4  PREPAYMENTS OF EURODOLLAR LOANS                    34
      4.5  AGENTS' FEE                                        34
      4.6  INCREASED COSTS                                    34
      4.7  ILLEGALITY                                         36
      4.8  CAPITAL ADEQUACY                                   36
      4.9  PAYMENTS AND COMPUTATIONS                          37
      4.10 SHARING OF PAYMENTS, ETC                           41

ARTICLE V CONDITIONS OF LENDING                                42
      5.1  CONDITIONS PRECEDENT TO THE MAKING OF THE
           INITIAL LOANS                                      42
      5.2  CONDITIONS PRECEDENT TO THE MAKING OF EACH LOAN    45

ARTICLE VI REPRESENTATIONS AND WARRANTIES                      46
      6.1  CORPORATE EXISTENCE                                46
      6.2   CORPORATE POWER; AUTHORIZATION; ENFORCEABLE
           OBLIGATIONS                                        46
      6.3  TAXES                                              47
      6.4  FINANCIAL INFORMATION                              48
      6.5  LITIGATION                                         48
      6.6  MARGIN REGULATIONS                                 49
      6.7  ERISA                                              49
      6.8  NO DEFAULTS                                        50
      6.9  INVESTMENT COMPANY ACT                             50
      6.10 INSURANCE                                          50
      6.11 ENVIRONMENTAL PROTECTION                           50
      6.12 REGULATORY MATTERS                                 50
      6.13 TITLE AND LIENS                                    51
      6.14 COMPLIANCE WITH LAW                                51
      6.15 TRADEMARKS, COPYRIGHTS, ETC.                       51
      6.16 DISCLOSURE                                         51
      6.17 SUBSIDIARIES                                       52
      6.18 SENIOR DEBT STATUS                                 52
      6.19 YEAR 2000                                          52
      6.20 SECURITY INTERESTS                                 52
      6.21 CORPORATE HEADQUARTERS                             53

ARTICLE VII AFFIRMATIVE COVENANTS                              53
      7.1  INCORPORATION OF UBN CREDIT AGREEMENT COVENANTS    53
      7.2  USE OF PROCEEDS; ACQUISITION                       54
      7.3  DELIVERY OF MORTGAGES AND RELATED DOCUMENTS        54
      7.4  ADDITIONAL SUBSIDIARY GUARANTIES                   55
      7.5  ADDITIONAL PLEDGES                                 55
      7.6  ADDITIONAL COLLATERAL DOCUMENTS                    55

ARTICLE VIII NEGATIVE COVENANTS                                56
      8.1  INCORPORATION OF UBN CREDIT AGREEMENT COVENANTS    56
      8.2  ADDITIONAL RESTRICTIONS ON ACQUISITIONS            56
      8.3  LOAN CONVERSION COVENANTS                          56

ARTICLE IX EVENTS OF DEFAULT                                   59
      9.1  EVENTS OF DEFAULT                                  59

ARTICLE X THE ADMINISTRATIVE AGENT                             63
      10.1 AUTHORIZATION AND ACTION                           63
      10.2 THE ADMINISTRATIVE AGENT'S RELIANCE, ETC.          63
      10.3 FIRST UNION NATIONAL BANK                          64
      10.4 BANK CREDIT DECISION                               64
      10.5 DETERMINATIONS UNDER SECTIONS 5.1 AND 5.2          64
      10.6 INDEMNIFICATION                                    65
      10.7 SUCCESSOR ADMINISTRATIVE AGENTS                    65
      10.8 NOTICES AND FORWARDING OF DOCUMENTS TO BANKS       66
      10.9 DELEGATION OF DUTIES                               66
      10.10                                    NOTICE OF DEFAULT 66

ARTICLE XI MISCELLANEOUS                                       67
      11.1 AMENDMENTS, ETC.                                   67
      11.2 NOTICES, ETC.                                      67
      11.3 NO WAIVER; REMEDIES; INTEGRATION                   68
      11.5 RIGHT OF SETOFF                                    70
      11.6 BINDING EFFECT                                     71
      11.7 ASSIGNMENTS AND PARTICIPATION; ADDITIONAL BANKS    71
      11.8 PARI PASSU RANKING                                 74
      11.9 GOVERNING LAW; SEVERABILITY                        74
      11.10     SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL 74
      11.11                                      CONFIDENTIALITY 75
      11.12                                       SECTION TITLES 75
      11.13                            EXECUTION IN COUNTERPARTS 75

                            Schedules

Schedule I   -      Lending Offices
Schedule II  -      Commitments
Schedule III -      Inactive Subsidiaries
Schedule IV  -      Investments
Schedule V   -      Liens on Real Property

                            Exhibits

Exhibit 1.1(L)      -    Form of Line of Credit Note
Exhibit 1.1(M)      -    Form of Mortgage
Exhibit 1.1(N)      -    Form of Notice of Borrowing
Exhibit 1.1(P)(1)   -    Form of Parent Guaranty
Exhibit  1.1(P)(2)   -    Form of Patent, Trademark and Copyright
Security Agreement
Exhibit 1.1(P)(3)   -    Form of Pledge Agreement
Exhibit 1.1(S)(1)   -    Form of Security Agreement
Exhibit 1.1(S)(2)   -    Form of Subsidiary Guaranty
Exhibit 4.1  -      Form of Notice of Interest Period
Exhibit  5.1(a)       -     Form of Opinion of  Counsel  to  Loan
Parties
Exhibit 5.1(b)      -    Form of Collateral Agency Agreement
Exhibit 5.1(c)      -    Form of Consent and Amendment Agreement
Exhibit 11.7 -      Form of Assignment and Assumption Agreement

     CREDIT AGREEMENT, dated as of May 2, 2000, among ALPHARMA U.S. INC., a Delaware corporation (together with its successors and assigns, the "Borrower"), ALPHARMA INC., as Parent Guarantor, the Subsidiary Guarantors party hereto, the Banks parties hereto from time to time (the "Banks"), FIRST UNION NATIONAL BANK, as Administrative Agent, SUMMIT BANK, as Syndication Agent, DEN NORSKE BANK ASA, as Documentation Agent and UNION BANK OF NORWAY and FIRST UNION SECURITIES, as Co-Arrangers.

                           WITNESSETH:

     WHEREAS, the Borrower has requested that the Banks provide financing for the acquisition by Alpharma Inc. and Alpharma (Luxembourg) Sarl of certain of the assets of the medicated feed additive business of Hoffman-LaRoche ("Alpine") (such acquisition referred to herein as the "Alpine Acquisition") and the costs incurred by the Borrower in connection with such acquisition, and the Banks are willing to make funds available for such purposes, but only upon the terms and subject to the conditions contained herein;

     NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:


                            ARTICLE I

                DEFINITIONS AND ACCOUNTING TERMS

     1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Affiliate" means, as to any Person, any Subsidiary of such Person and any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of any Person, whether through the ownership of voting securities, by contract or otherwise and as to the Parent Guarantor and any of its Subsidiaries shall be deemed to include (without limitation) A.L. Industrier AS.

     "Agency Fee" has the meaning specified in Section 4.5.

     "Administrative Agent" means First Union National Bank, in its capacity as the Administrative Agent, or any successor in such capacity.

     "Agents'   Fee   Letter"  has  the  meaning   specified   in
Section 4.5.

     "Agreement"  means  this  Credit  Agreement,  as   modified,
amended or supplemented from time to time.

     "Agreement Termination Date" means the first day on which all the Line of Credit Loan Commitments have been reduced to zero, this Agreement is terminated and no Loan Party has any obligations outstanding under this Agreement or any other Loan Document.

     "Alpine" has the meaning specified in the recitals hereof.

     "Alpine Acquisition" has the meaning specified in the recitals hereof.

     "Alpine Purchase Agreement" shall mean that Asset Purchase Agreement dated as of April 26, 2000 between Roche Vitamins Inc, a Delaware corporation, and F. Hoffmann-LaRoche Ltd, a Swiss corporation and its Affiliates, as sellers, and the Parent Guarantor and Alpharma (Luxembourg) Sarl, a Luxembourg corporation, as buyers.

     "Alternate Base Rate" means a fluctuating rate per annum equal at all times to the higher of (i) the Base Rate or
(ii) one-half of 1 percent (1/2%) above the Federal Funds Rate.

     "Applicable Margin" means (a) prior to the Line of Credit Loan Commitment Termination Date, two and three-quarters percent (2-3/4%) for Eurodollar Loans (b) on and after the Line of Credit Loan Commitment Termination Date but prior to the First Extended Termination Date, two and seven-eighths percent (2-7/8%) for Eurodollar Loans and (c) on and after the First Extended Termination Date but prior to the Second Extended Termination Date, three percent (3.00%) for Eurodollar.

     "Assignment  and  Assumption  Agreement"  has  the   meaning
specified in Section 11.7(a).

     "Banks" means the lenders listed on the signature pages hereof, and such other lenders as may become parties hereto from time to time pursuant to Section 11.7.

     "Base Rate" means the rate of interest announced from time to time by the Administrative Agent as its "base rate" or "base lending rate." This rate of interest is determined from time to time by the Administrative Agent as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by the Administrative Agent to any particular class or category of customers of the Administrative Agent.

     "Borrower" has the meaning specified in the recitals hereof.

     "Borrowing" means a Line of Credit Loan Borrowing.

     "Business Day" means a day of the year on which banks are not required or authorized to close in New York City or Oslo, Norway and on which dealings are also carried on in Dollars in the London interbank market.

     "Capital Market Transaction" means the issuance of any Equity (except for exercise of employee or director stock options or issuance of stock of the Parent Guarantor in connection with any employee stock option or purchase plan) whether by means of a public offering, private placement, or other capital market method.

     "Capitalized Lease" means, as applied to any Person, any lease of property by such Person as lessee which is or should be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

     "Cash Equivalent" means any one or more of the following instruments:

          (a) open-market commercial paper issued by corporations organized in the United States of America, maturing not later than 270 days after the date of issuance thereof and having at the time of acquisition a rating of at least A-1 from Standard & Poor's Rating Group or P-1 from Moody's Investors Services, Inc.

(b) readily marketable direct obligations issued by the United States of America, or by any agency thereof that are unconditionally guaranteed or backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition thereof; and
(c) certificates of deposit or bankers' acceptances maturing within one year from the date of creation thereof issued by any Bank or by a commercial bank or trust company organized under the laws of the United States of America, or of any state thereof, having combined capital, surplus and undivided profits of not less than $1,000,000,000 (or its equivalent in any other currency) and having, in respect of its long-term senior debt securities, a rating of at least A- from Standard & Poor's Rating Group or A3 from Moody's Investors Services, Inc., in the case of each of (a), (b) and (c), so long as the same
(x) provide for the payment of principal and interest (and not principal alone or interest alone) and (y) are not subject to any contingency regarding the payment of principal or interest.

     "Change in Tax Law" means the enactment, promulgation, execution or ratification of, any tax treaty, law (including, without limitation, the Code), rule or regulation (or any change in the application or judicial, administrative or other official interpretation of any treaty, law, rule or regulation).

     "Closing Date" shall mean the Business Day on which the first Loan shall be made, which shall be May 2, 2000 or, if all the conditions specified in Section 5 have not been satisfied or waived by such date, not later than May 2, 2000, as designated by the Borrower by at least three Business Days' notice to the Administrative Agent, or such other date as the parties agree.

     "Co-Arrangers" means collectively Union Bank of Norway and First Union Securities, Inc.

     "Code" means the Internal Revenue Code of 1986 (or any successor legislation thereto), as amended from time to time.

     "Collateral" means (i) the property of the Loan Parties in which liens and security interests are granted under (a) the Pledge Agreement, (b) the Security Agreement, and (c) the Patent, Trademark and Copyright Security Agreement, and (ii) the Real Property.

     "Collateral   Agency  and  Sharing  Agreement"   means   the
Collateral  Agency and Sharing Agreement in the form  of  Exhibit
5.1(b).

     "Collateral Agent" means First Union National Bank, in its capacity as Collateral Agent, or any successor in such capacity.

     "Collateral Documents" means the Mortgages, the Patent, Trademark and Copyright Security Agreement, the Pledge Agreement, the Security Agreement and all other instruments creating or perfecting the liens of the Collateral Agent for the benefit of the Senior Lenders in the Property of the Borrower, the Parent Guarantor and the Subsidiary Guarantors.

     "Consideration" means with respect to any acquisition by a Loan Party, the aggregate of (i) the cash paid by the Loan Parties, directly or indirectly, to the seller in connection therewith, (ii) the Indebtedness incurred or assumed by the Loan Parties, whether in favor of the seller or otherwise and whether fixed or contingent, (iii) any guaranty given or incurred by the Loan Parties in connection therewith, and (iv) any other consideration given or obligation incurred by the Loan Parties in connection therewith.

     "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum derived substance or waste, or any constituent of such substance or waste, including any substance regulated under any Environmental Law.

     "Credit  Support Documents" means the Parent  Guaranty,  the
Subsidiary Guaranty and the Collateral Documents.

     "Debt Offering" means the incurrence of any Indebtedness by the Borrower, the Parent Guarantor or any Subsidiary Guarantor pursuant to any bonds, debentures, notes or other similar instruments, including without limitation, the issuance of any high yield notes, or any such instrument which is convertible into Equity (including high yield notes which convert to Equity) or related instruments of Indebtedness, provided, however, that
(i) the intercompany Indebtedness among the Parent Guarantor and/or its Subsidiaries, (ii) Indebtedness with respect to a Swap Agreement (as hereafter defined), (iii) Indebtedness incurred under the UBN Credit Agreement not in excess of the current commitments under the UBN Credit Agreement, (iv) Indebtedness incurred under the existing multicurrency line of credit in the principal amount of $30,000,000 with Union Bank of Norway and Den norske Bank ASA not in excess of the current commitments existing thereunder on the date hereof and, (v) Indebtedness incurred under various overdraft facilities in principal amounts not in excess of $1,000,000 individually or $10,000,000 in the aggregate, in the case of each of (i) through (v) shall be excluded from this definition of Debt Offering.

     "Default" means any event which with the passing of time or the giving of notice or both would become an Event of Default.

     "Dollars" and the sign "$" each mean the lawful money of the United States of America.

     "Effective Date" means the first day on which the conditions set forth in Sections 5.1 and 5.2 are satisfied or waived.

     "Engagement Letter" means that certain letter agreement dated April 25, 2000 between the Borrower and FUSI.

     "Environmental Law" means the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C.
  1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. 12S1 et seq.), the Clean Air Act (42 U.S.C.
  7401  et  seq.), the Toxic Substances Control  Act  (15  U.S.C.
  2601 et seq.), and the Occupational Safety and Health Act (29 U.S.C. 651 et seq.), in each case as amended or supplemented from time to time, and any analogous future federal or present or future state or local statutes, including, without limitation, transfer of ownership notification statutes such as the New Jersey Industrial Site Recovery Act and the Connecticut Industrial Transfer Law of 1985 (Conn. Gen. Stat. 22a-134 et seq.) and the regulations promulgated pursuant thereto.

     "Environmental Liabilities and Costs" means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees, and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, any criminal or civil statute, including any Environmental Law, Permit, order or agreement with any Government Authority or other Person, arising from environmental, health or safety conditions, or the Release or threatened Release of a Contaminant into the environment, from the past, present or future operations of such Person or its Subsidiaries.

     "Environmental  Lien"  means  any  Lien  in  favor  of   any
Governmental Authority for Environmental Liabilities and Costs.

     "Equity" means all shares, options, equity interests, general or limited partnership interests, joint venture interests or participations or other equivalents (regardless of how designated) of or in a corporation, partnership or other entity, whether voting or non-voting, and including, without limitation, common stock, preferred stock, purchase rights, warrants or options for any of the foregoing.

     "ERISA" means the Employee Retirement Income Security Act of
1974 (or any successor legislation thereto) and the rules and regulations promulgated thereunder, as amended from time to time.

     "ERISA Affiliate" shall mean a corporation, partnership or other entity which is considered one employer with the Borrower under Section 4001 of ERISA or Section 414 of the Code.

     "ERISA Event" means (i) a Reportable Event with respect to a Title IV Plan; (ii) the withdrawal of the Borrower, any of its Subsidiaries or any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA;
(iii) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under
Section 4041 of ERISA; or (iv) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC.

     "Eurocurrency Liabilities" has the meaning specified in Regulation D.

     "Eurodollar Loans" means Loans bearing interest at the Eurodollar Rate plus the Applicable Margin.

     "Eurodollar Rate" means, for any Interest Period, the rate per annum determined by the Administrative Agent to be the rate at which the Reference Bank offered or would have offered to place with first-class banks in the London interbank market deposits in Dollars in amounts comparable to the Eurodollar Loan being requested by the Borrower to which such Interest Period applies, for a period equal to such Interest Period, at 11:00 a.m. (London time) on the second Business Day before the first day of such Interest Period. If the Reference Bank is unable or otherwise fails to furnish the Administrative Agent with appropriate rate information in a timely manner, the Eurodollar Rate shall mean the rate of interest for deposits in Dollars for a maturity equal to the applicable Interest Period therefor which appears on Telerate Page 3750 as of 11:00 a.m. (London time), on the second Business Day before the first day of such Interest Period.

     "Eurodollar Reserve Requirement" means, at any time, the then current maximum rate for which reserves (including any marginal, supplemental or emergency reserve) are required to be maintained under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding five billion Dollars against Eurocurrency Liabilities.

     "Event of Default" has the meaning specified in Section 9.1.

     "Federal Funds Rate" means, for any day, a fluctuating interest rate per annum equal for such day to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

     "Final    Judgment"   has   the   meaning    specified    in
Section 9.1(h).

     "First Extended Termination Date" means the date which is one hundred twenty (120) days after the Closing Date.

     "First   Union"  means  First  Union  National   Bank,   its
successors and/or assigns.

     "Fiscal   Year"   means  each  twelve-month  period   ending
December 31, or such other fiscal year-end date as may be determined by the Borrower following the Closing Date.

     "Fully Underwritten Commitment" has the meaning specified in
Section 2.3.

     "FUSI" means First Union Securities, Inc., its successors and/or assigns.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time and set forth in the rules, regulations, opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession and which are applicable to the circumstances as of the date of determination.

     "GAAS" means generally accepted auditing standards in the United States of America as in effect from time to time and set forth in the rules, regulations, opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession and which are applicable to the circumstances as of the date of determination.

     "Governmental Authority" means any nation or government, any state  or  other  political subdivision thereof  and  any  entity
exercising   executive,  legislative,  judicial,  regulatory   or
administrative functions of or pertaining to government.

     "Guarantor" means individually any of the Parent Guarantor or the Subsidiary Guarantors and "Guarantors" means collectively, the Parent Guarantor and the Subsidiary Guarantors.

     "Inactive Subsidiary" means any Subsidiary of Borrower that has less than $50,000 in assets (determined at fair market value) and less than $50,000 in annual revenues, including those such Subsidiaries existing on the Closing Date as described on
Schedule III hereto.

     "Indebtedness" of any Person means at any date, without duplication, (i) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (ii) all obligations of such Person to pay the deferred purchase price of Property or services, except as provided below, (iii) all obligations of such Person as lessee under Capitalized Leases,
(iv) all Indebtedness of others secured by a Lien on any Property of such Person, whether or not such Indebtedness is assumed by such Person, (v) all Indebtedness of others directly or indirectly guaranteed or otherwise assumed by such Person, including any obligations of others endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation any Indebtedness in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation, or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, (vi) all obligations of such Person as issuer, customer or account party under letters of credit or bankers' acceptances that are either undrawn, drawn or that back financial obligations that would otherwise be Indebtedness,
(vii) any obligation (as determined in accordance with GAAP) with respect to an interest rate or currency swap or similar obligation (a "Swap Agreement") obligating such Person to make payments, whether periodically or upon the happening of a contingency, except that if any agreement relating to such obligation provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount thereof, (viii) obligations under conditional sale or other title retention agreements, (ix) indebtedness of any partnership or unincorporated joint venture in which such Person is a partner or joint venturer for which such Person is legally obligated or has a reasonable expectation of being liable therefor and (x) all other indebtedness for borrowed money.

     "Indebtedness for Borrowed Money" of any Person means at any date, without duplication, Indebtedness described in clauses (i),
(iii), (v), (vi) and (vii) of the definition of Indebtedness.

     "Indemnified   Liability"  has  the  meaning  specified   in
Section 11.4(b).

     "Indemnified   Person"   has  the   meaning   specified   in
Section 11.4(b).

     "Initial Funding Date" means the date on which (i) the conditions set forth in Sections 5.1 and 5.2 are satisfied or waived and (ii) the initial Line of Credit Loans are made hereunder.

     "Initial Term" has the meaning specified in Section 2.3.

     "Interest Period" means with respect to any Eurodollar Loans
(i) initially, the period commencing on the date such Eurodollar Loans are made and ending one, two, three or six months thereafter, as selected by the Borrower in its Notice of Borrowing or Notice of Interest Period given to the
Administrative    Agent   pursuant   to    Section    4.1,    and
(ii) thereafter, the period commencing on the last day of the immediately preceding Interest Period therefor and ending one, two, three or six months thereafter, as selected by the Borrower in its Notice of Interest Period given to the Administrative Agent pursuant to Section 4.1, subject, however, to the following:

          (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension for any Loan would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

(ii) any Interest Period in respect of Loans that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and
(iii) no Interest Period may extend beyond the Line of Credit Loan Commitment Termination Date, the First Extended Termination Date or the Second Extended Termination Date (as applicable) unless the Majority Banks have agreed in writing to the Loan Conversion, in which case no Interest Period may extend beyond the Term Loan Maturity Date.
     "Interim  Term Loan Facility" has the meaning  specified  in
Section 2.5.

     "IRS" means the Internal Revenue Service, or any successor thereto.

     "Law" means (a) all applicable common law and principles of equity and (b) all applicable provisions of all
(i) constitutions, statutes, rules, regulations and orders of governmental bodies, (ii) governmental approvals and
(iii) orders, decisions, judgments and decrees of all courts (whether at law, in equity or admiralty) and arbitrators.

     "Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Lending Office" opposite its name on Schedule I or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Administrative Agent.

     "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement.

     "Line of Credit Loan" means a Loan made to the Borrower pursuant to Section 2.1.

     "Line of Credit Loan Availability Period" means the period beginning on the Closing Date and ending on the Line of Credit Loan Commitment Termination Date, the First Extended Termination Date (if extended) or the Second Extended Termination Date (if extended a second time).

     "Line of Credit Loan Borrowing" means a borrowing by the Borrower consisting of Line of Credit Loans made on the same day by the Banks ratably according to their respective Line of Credit
Loan Commitments.

     "Line of Credit Loan Commitment" has the meaning specified in Section 2.1(a).

     "Line of Credit Loan Commitment Termination Date" means the date which is ninety (90) days after the Closing Date.

     "Line of Credit Note" means any promissory note in the form of Exhibit 1.1(L).

     "Loan Conversion" means the conversion of the Line of Credit Loans to term loans on the Line of Credit Loan Commitment Termination Date, the First Extended Termination Date or the Second Extended Termination Date (as applicable) subject to the terms of Sections 2.3 and 2.5.

     "Loan Documents" means (i) this Agreement, the Notes and the Credit Support Documents and (ii) all other agreements, documents and instruments that may hereafter be entered into relating to or arising out of any agreement, document or instrument referred to in clause (i).

     "Loan Party" means any Person (other than the Administrative
Agent, the Banks and the Co-Arrangers) that is a party to a  Loan
Document.

     "Loans" means the Line of Credit Loans, as the same may convert to term loans in the Majority Banks' sole and absolute discretion.

     "Majority Banks" means, at any time, Banks holding more than 66-2/3% of the then aggregate unpaid principal amount of Loans held by the Banks, or, if no such principal amount is then outstanding, Banks having more than 66-2/3% of the aggregate amount of the Line of Credit Loan Commitments.

     "Mandatory Prepayment of Debt Proceeds" has the meaning specified in Section 2.4(a).

     "Mandatory Prepayment of Equity Proceeds" has the meaning specified in Section 2.4(b).

     "Margin Stock" has the meaning specified in Regulation U.

     "Material Adverse Change" means a change that has resulted, or would result, in a Material Adverse Effect.

     "Material Adverse Effect" means, in the judgment of the Majority Banks (or, for purposes of any notice of a Material Adverse Effect to be given by a Loan Party, in the judgment of such Loan Party), a material adverse effect on the business, financial condition, operations, prospects or Properties of the Borrower and its Subsidiaries or of the Parent Guarantor and its Subsidiaries (as the case may be), in each case taken as a whole.

     "Material Credit Agreement Change" means, in the judgment of the Majority Banks (or, for purposes of any notice of a Material Credit Agreement Change to be given by a Loan Party, in the judgment of such Loan Party), a change that has materially adversely affected or would materially adversely affect the legality, validity or enforceability of any payment obligation of the Borrower, the Parent Guarantor, or any of the Subsidiary Guarantors under this Agreement or any other Loan Document.

     "Mortgages" shall mean the Mortgages in substantially the form of Exhibit 1.1(M) with respect to the real Property of the Loan Parties located in the United States and Puerto Rico granted to the Collateral Agent for the benefit of the Senior Lenders.

     "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Borrower, any of its Subsidiaries or any ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

     "Net Cash Proceeds" means:

     (a) in reference to asset sales, proceeds in cash as and when received by the Borrower or any of its Subsidiaries, or the Parent Guarantor or any of its Subsidiaries, from, or in connection with, the sale by the Borrower or any of its Subsidiaries, or the Parent Guarantor or any of its Subsidiaries, to any Person (other than the Borrower or any of its Subsidiaries, or the Parent Guarantor or any of its Subsidiaries) of any asset outside of the ordinary course of business (including, without limitation, the sale of any facility, division, plant or other real property or interest in real property outside the ordinary course of business), net of the direct costs relating to such sale, including, without limitation, (i) legal, accounting and investment banking fees and sale commissions, (ii) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements in each case arising directly from such sale), (iii) amounts required to be applied to the repayment of Indebtedness relating to the asset that is the subject of such sale and not otherwise provided for by the terms of such sale, and (iv) reasonable reserves for purchase price adjustments; and

     (b) in reference to Capital Market Transactions by any Person, the proceeds in cash received from such Capital Market
Transactions, net of all issuance fees, discounts, and other costs.

     (c) in reference to Debt Offerings by any Person and increases in credit available under the UBN Credit Agreement, the proceeds in cash received from such Debt Offerings or increase, net of all issuance fees, facility fees and other costs.

     For purposes of this definition, proceeds received by any Subsidiary of the Borrower or of the Parent Guarantor other than a wholly owned Subsidiary shall be deemed to be Net Cash Proceeds received by the Borrower or the Parent Guarantor only in an amount proportionate to the equity ownership interest of the Borrower or the Parent Guarantor in the Subsidiary receiving such proceeds.

     "Non-U.S.   Subsidiary"  means,  as  to  any  Person,   each
Subsidiary of such Person that is incorporated or organized under the laws of a jurisdiction outside of the United States of America.

     "Notes" means the Line of Credit Notes.

     "Notice of Borrowing" means a notice of the Borrower substantially in the form of Exhibit 1.1( N) hereto specifying therein (i) the date of the proposed Borrowing, (ii) the aggregate amount of such proposed Borrowing and (iii) the initial Interest Period or Interest Periods for such Loans.

     "Notice  of  Interest Period" has the meaning  specified  in
Section 4.1.

     "Original Banks" means each financial institution that is a "Bank" as of the Closing Date.

     "Parent   Guarantor"  means  Alpharma   Inc.,   a   Delaware
corporation.

     "Parent Guaranty" means the guaranty by the Parent Guarantor
of   the  obligations  of  the  Borrower  pursuant  to  the  Loan
Documents, substantially in the form of Exhibit 1.1(P)(1) hereto.

     "Patent, Trademark and Copyright Security Agreement" means the Patent, Trademark and Copyright Security Agreement in the form of Exhibit 1.1(P)(2) executed and delivered by the Loan Parties to the Collateral Agent for the benefit of the Senior Lenders.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Pension Plan" means an employee pension benefit plan, as defined in Section 3(2) of ERISA (other than a Multiemployer
Plan),  which  is not an individual account plan, as  defined  in
Section 3(34) of ERISA, and which the Borrower, any of its Subsidiaries or any ERISA Affiliate now or in the future maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

     "Permanent Credit Facility" means any senior secured credit facility arranged and syndicated by FUSI as sole manager that provides the Borrower with financing sufficient to pay all amounts owing by the Borrower hereunder and under the UBN Credit Agreement and that results in the termination of this Agreement and all Line of Credit Loan Commitments and the UBN Credit Agreement and the commitments thereunder.

     "Permit" means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Requirement of Law.

     "Permitted Acquisition" means an acquisition by any Loan Party which (i) is an acquisition of a Person in the same or similar line of business; (ii) complies with the terms of this Agreement (including, without limitation, Section 8.2); and (iii) after giving effect to such acquisition on a pro forma basis, does not result in a Default or Event of Default.

     "Permitted Investments" means: (i) cash and Cash Equivalents; (ii) receivables and advances to suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (iii) investments in and loans to any then existing Loan Parties; (iv) loans and advances to officers, directors, employees and Affiliates in an aggregate amount not to exceed $2,000,000 at any time outstanding; (v) investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers arising in settlement of delinquent obligations of, and other disputes with, suppliers arising in the ordinary course of business; (vi) investments in acquisitions permitted by this Agreement; (vii) investments existing on the Closing Date and investments for which the Loan Parties are obligated on the Closing Date as set forth on
Schedule IV hereto; (viii) intercompany transactions in the ordinary course of business or consistent with the restructuring which has been outlined to the Banks among the Subsidiaries of the Parent Guarantor that are organized under the Laws of a jurisdiction other than the U.S. or any of its states and (ix) additional loan advances and/or investments of a nature not contemplated by the foregoing clauses hereof in an aggregate amount not to exceed $2,000,000 at any time; as used herein, "investment" means all investments, in cash or by delivery of property, made, directly or indirectly in, to or from any Person, whether by acquisition of shares of capital stock, property, assets, indebtedness or other obligations or securities of such Person or by loan advance, capital contribution or otherwise to such Person.

     "Permitted  Liens" has the meaning set forth in  UBN  Credit
Agreement.

     "Person"   means  an  individual,  partnership,  corporation
(including  a  business  trust),  joint  stock  company,   trust,
unincorporated association, joint venture or other entity, or Governmental Authority.

     "Plan"  shall  mean an employee benefit plan as  defined  in
Section 3(3) of ERISA which is maintained or contributed to by the Borrower or an ERISA Affiliate.

     "Pledge Agreement" shall mean the Pledge Agreement in the form of Exhibit 1.1(P)(3) executed and delivered by the Parent Guarantor, the Borrower and each applicable Subsidiary Guarantor to the Collateral Agent for the benefit of the Senior Lenders.

     "Principal Subsidiary" means any Subsidiary of the Parent Guarantor that (a) owns more than 5% of the total assets of the Parent Guarantor and its Subsidiaries on a consolidated basis, or
(b) is responsible for more than 5% of the total revenues of the Parent Guarantor and its Subsidiaries, on a consolidated basis.

     "Property" means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible, including, without limitation, the right to use, transmit, display, license or otherwise temporarily or permanently benefit from the possession of, control of or access to any film, television program, trademark, trade name, copyright, service mark or any other type of intellectual or intangible property.

     "Qualified Plan" means an employee pension benefit plan, as defined in Section 3(2) of ERISA, which is intended to be tax-qualified under Section 401(a) of the Code, and which the Borrower, any of its Subsidiaries or any ERISA Affiliate now or in the future maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

     "Ratable Portion" means, as to any Bank, the percentage obtained by dividing the amount of such Bank's Line of Credit
Loan  Commitment by the aggregate amount of all  Line  of  Credit
Loan Commitments of all the Banks.

     "Real  Property" means the real estate owned by  the  Parent
Guarantor or its Subsidiaries located in the United States or Puerto Rico, each parcel of which shall be encumbered by a Mortgage as provided herein.

     "Reference Bank" means First Union National Bank.

     "Reference  Rate"  has  the  meaning  specified  in  Section
4.2(b).

     "Register" has the meaning specified in Section 11.7(g) hereof.

     "Regulation D," "Regulation T," "Regulation U" and "Regulation X" mean Regulation D, T, U, and X, respectively, of the Board of Governors of the Federal Reserve System (or any successor thereto), as in effect from time to time, or any successor thereto.

     "Release" means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, disbursal, leaching or migration into the indoor or outdoor environment or into or out of any property owned by such Person, including the movement of Contaminants through or in the air, soil, surface water, ground water or property.

     "Remedial Action" means all actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment, (ii) prevent the Release or threat of Release or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or
(iii) perform pre-remedial studies and investigations and post-remedial monitoring and care.

     "Reportable  Event"  means any of the  events  described  in
Section 4043(b)(1), (2), (3), (5), (6), (8) or (9) of ERISA.

     "Responsible Financial Officer" of any Person means the chief financial officer, treasurer, assistant treasurer, controller, secretary, assistant secretary or other officer of such Person listed in the certificate delivered to the Administrative Agent pursuant to Section 5.l(a)(iii) or otherwise notified to the Administrative Agent as being authorized to execute documents and certificates and otherwise act on behalf of such Person in connection with financial matters arising under this Agreement or any other Loan Document.

     "Responsible Officer" of any Person means any of the officers of such Person listed in the certificate delivered to the Administrative Agent pursuant to Section 5.1(a)(iii) or otherwise notified to the Administrative Agent as being authorized to execute and deliver documents and certificates and otherwise act on behalf of such Person in all matters (other than financial matters) arising under this Agreement or any other Loan Document.

     "Scandinavian  Principal Companies" means Alpharma  AS,  and
Dumex-Alpharma ApS.

     "Second Extended Termination Date" means the date which is one hundred fifty (150) days after the Closing Date.

     "Security   Agreement"  means  the  Security  Agreement   in
substantially  the  form  of  Exhibit  1.1(S)(1)   executed   and
delivered by each of the Loan Parties to the Collateral Agent for the benefit of the Senior Lenders.

     "Security Event" has the meaning specified in Section 3.2.

     "Seller"  means collectively, Roche Vitamins,  Inc.  and  F.
Hoffman-LaRoche Ltd.

     "Senior    Lenders"   has   the   meaning    specified    in
Section 3.l(a).

     "Single-Employer Plan" means a single, employer plan as defined in Section 4001(a)(15) of ERISA which is subject to the provisions of Title IV of ERISA.

     "Subsidiary" means, with respect to any Person, any corporation, partnership or other business entity of which more than 50% of the outstanding Equity having ordinary voting power to elect a majority of the board of directors (or equivalent governing body) of such entity (irrespective of whether, at the time, Equity of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency) is, or of which more than 50% of the interests in which are, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.

     "Subsidiary Guarantor" means each of Alpharma USPD Inc., a Maryland corporation; ParMed Pharmaceuticals, Inc., a Delaware corporation; G.F. Reilly Company, a Delaware corporation; Alpharma Animal Health Company, a Texas corporation; Barre Parent Corporation, a Delaware corporation; Mikjan Corporation, an Arkansas corporation, Alpharma NW Inc., a Washington corporation, Alpharma US Pharmaceutical LLC, a Delaware limited liability company, NMC Laboratories, Inc. a New York corporation and
Alpharma Euro Holdings Inc., a Delaware corporation, and all other Subsidiaries that are incorporated or organized under the laws of a jurisdiction located in the United States, exclusive of Alpharma International Holdings Inc., Alpharma (Bermuda) Inc., A.L. Specialty Chemicals Inc. and Inactive Subsidiaries.

     "Subsidiary Guaranty" means any of the guaranties of the obligations of the Borrower delivered by each of the Subsidiary
Guarantors, pursuant to this Agreement, substantially in the form of Exhibit 1.1(S)(2) hereto.

     "Successful Offering" has the meaning set forth  in  Section
2.3.

     "Swap Agreement" has the meaning specified in the definition of Indebtedness.

     "Take-Out Offering" means any subordinated debt and/or secondary equity offering or offerings by the Borrower that is in a total amount sufficient to pay all Loans and other amounts owing by the Borrower hereunder, that results in the termination of this Agreement and all Line of Credit Loan Commitments.

     "Tax" means any federal, state, local or foreign tax, assessment or other governmental charge or levy (including any withholding tax) upon a Person or upon its assets, revenues, income or profits.

     "Tax Affiliate" means, as to any Person, (i) any Subsidiary of such Person, or (ii) any Affiliate of such Person with which such Person files or is required to file consolidated, combined or unitary tax returns.

     "Title  IV  Plan"  means  a  Pension  Plan,  other  than   a
Multiemployer Plan, which is covered by Title IV of ERISA.

     "Term Loan Maturity Date" means the sixth anniversary of the Initial Funding Date of Term Loans (as such terms are defined in the UBN Credit Agreement).

     "UBN Credit Agreement" means that certain Credit Agreement dated as of January 20, 1999, as amended, among the Borrower, Union Bank of Norway, as Administrative Agent for the banks party thereto and the banks party to such agreement.

     "U.S." means the United States of America.

     "Withdrawal Liability" means, as to any Person, at any time, the aggregate amount of the liabilities, if any, of such Person pursuant to Section 4201 of ERISA.

     1.2 Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

     1.3 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

     1.4 Additional Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the UBN Credit Agreement.


                           ARTICLE II

          AMOUNT AND TERMS OF THE LINE OF CREDIT LOANS

     2.1  The Line of Credit Loans.

          (a)  Commitment to Lend.  On the terms and subject to the
conditions   contained  in  this  Agreement,  including   without
limitation Section 5.2, each Bank severally agrees to make Line of Credit Loans to the Borrower from time to time on any Business Day during the Line of Credit Loan Availability Period, each such Loan being part of a Line of Credit Loan Borrowing in an aggregate amount not to exceed the amount set forth opposite such
Bank's  name  on  Schedule  II  as  its  "Line  of  Credit   Loan
Commitment"  (as  adjusted  from  time  to  time  by  reason   of
assignments in accordance with the provisions of Section 11.7, such Bank's "Line of Credit Loan Commitment"); provided, however, that following the making of each such proposed Line of Credit
Loan,   the  aggregate  amount  of  all  Line  of  Credit   Loans
outstanding shall not exceed the aggregate amount of the Line of Credit Loan Commitments of the Banks. The Line of Credit Loans are not revolving credit loans, and the Borrower shall not have the right to reborrow any Line of Credit Loans repaid to the Banks.

          (b)  Evidence of Debt.

          (i) Each Bank shall maintain in accordance with its usual practice an account or accounts and shall receive from the
Borrower  a  single Line of Credit Note payable to the  order  of
such   Bank,  both  evidencing  the  Indebtedness  to  such  Bank resulting from each Line of Credit Loan made by such Bank to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Bank from time to time
hereunder.   In  the  event  that the Borrower  requests  a  Loan
Conversion and the Majority Banks consent to such request pursuant to Section 2.5, the accounts maintained by the Banks and
the   Line  of  Credit  Notes  shall  continue  to  evidence  the
Indebtedness of the Borrower to such Banks for the Line of Credit Loans, as so modified in accordance with the terms of this Agreement.

(ii) The Register maintained by the Administrative Agent pursuant to Section 11.7(g) shall include a "Line of Credit Loan control account" for each Bank, in which account shall be recorded
(A) the date and amount of each Line of Credit Loan Borrowing hereunder, (B) the amount of each Bank's Line of Credit Loan comprising such Borrowing and, in the case of Eurodollar Loans, the Interest Period applicable thereto, (C) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Bank with respect to each such Line of Credit Loan hereunder and (D) the amount of any sum received by the Administrative Agent from the Borrower with respect to such Line of Credit Loans hereunder and each Bank's Ratable Portion thereof.
(iii) The entries made in the Register in respect of the Line of Credit Loans shall be conclusive and binding for all purposes, absent manifest error.
          (c)  Voluntary Prepayment of Line of Credit Loans.

          (i) Subject to the provisions of Sections 2.6 and 4.4, the Borrower may, upon at least three Business Days' prior notice to the Administrative Agent (which shall be irrevocable) stating the proposed date and aggregate principal amount of the prepayment, prepay without premium the outstanding principal amount of the Line of Credit Loans comprising a part of the same Line of Credit Loan Borrowing, in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, that any such prepayments shall be in an aggregate amount of not less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof (or such lesser amount as may be necessary to prepay all outstanding Loans).

(ii) The Borrower shall indemnify the Banks pursuant to
Section 11.4(c) in the event that any prepayment shall be made on a day other than the last day of an Interest Period for the Loan or Loans being prepaid.
     2.2  Making the Line of Credit Loans.

          (a) Each Line of Credit Loan Borrowing shall be made upon receipt of a Notice of Borrowing, given by the Borrower to the Administrative Agent not later than 11:00 a.m. (New York City time) at least three Business Days prior to the date of the proposed Line of Credit Loan Borrowing in the case of Eurodollar Loans.

(b)  The Administrative Agent shall give to each Bank prompt notice of its receipt of a Notice of Borrowing in respect of Line of Credit Loans, the amount of Eurodollar Loans requested and upon the Administrative Agent's determination of the applicable interest rate under Section 4.3(b), notice of said interest rate. Each Bank shall, before 11:00 a.m. (New York City time) on the date of the proposed Line of Credit Loan Borrowing, make
available for the account of its Lending Office to the Administrative Agent at its address referred to in Section 11.2, in immediately available funds, such Bank's Ratable Portion of such proposed Line of Credit Loan Borrowing. After the Administrative Agent's receipt of such funds and upon Borrower's fulfillment of the applicable conditions set forth in Article V, such funds shall be available to the Borrower at the
Administrative Agent's aforesaid address.
(c)  Each Line of Credit Loan Borrowing pursuant to this
Section 2.2 shall be in an aggregate amount of not less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof (or such lesser amount as may be necessary to draw down the full amount of the Line of Credit Loan Commitment).  The number of Interest Periods outstanding in respect of Eurodollar Loans at any one time shall not exceed (i) prior to a Loan Conversion, three (3) Interest Periods during the Line of Credit Loan Availability Period, and (ii) after a Loan Conversion, six
(6) Interest Periods.
(d)  Each Notice of Borrowing pursuant to this Section 2.2 shall be irrevocable and binding on the Borrower. The Borrower shall indemnify each Bank against any loss, cost or expense incurred by such Bank as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such proposed Borrowing the applicable conditions set forth in Article V, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Bank to fund any Line of Credit Loan to be made by such Bank as part of such proposed Line of Credit
Loan Borrowing when such Line of Credit Loan, as a result of such failure, is not made on such date. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Bank shall be conclusive and binding, absent manifest error.
(e)  Unless the Administrative Agent shall have received notice from a Bank prior to the date of any proposed Line of Credit Loan Borrowing pursuant to this Section 2.2 that such Bank will not make available to the Administrative Agent such Bank's Ratable Portion of such Line of Credit Loan Borrowing, the Administrative Agent may assume that such Bank has made such Ratable Portion available to the Administrative Agent on the date of such Line of Credit Loan Borrowing in accordance with this Section 2.2 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount.
If and to the extent that such Bank shall not have so made such Ratable Portion available to the Administrative Agent and the Administrative Agent has so made available such amount, such Bank and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to the Line of Credit Loan comprising such Line of Credit Loan Borrowing and
(ii) in the case of such Bank, the Federal Funds Rate.  If such
Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Line of Credit Loan as part of such Borrowing for purposes of this Agreement. If the Borrower shall repay to the Administrative
Agent such corresponding amount, such payment shall not relieve such Bank of any obligation it may have to the Borrower
hereunder.
(f)  The failure of any Bank to make the Line of Credit Loan to be made by it as part of any Line of Credit Loan Borrowing
pursuant to this Section 2.2 shall not relieve any other Bank of its obligation, if any, hereunder to make its Line of Credit Loan on the date of such Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Line of Credit Loan to be made by such other Bank on the date of any such Line of
Credit Loan Borrowing.
     2.3 Maturity of the Line of Credit Loan. Subject to the terms of this Section 2.3 and Section 2.5, the Line of Credit Loans are due and payable in full, together with all accrued but unpaid
interest   thereon,  on  the  Line  of  Credit  Loan   Commitment
Termination  Date,  the First Extended Termination  Date  or  the
Second  Extended  Termination  Date  (as  applicable),  and   the
Borrower  shall pay the outstanding principal amount of the  Line of Credit Loans (together with all accrued but unpaid interest thereon) and all other amounts payable under this Agreement in full on the Line of Credit Loan Commitment Termination Date, the
First   Extended   Termination  Date  or  the   Second   Extended
Termination Date (as applicable). Upon the written request of the Borrower to the Administrative Agent at least ten (10) days prior
to  the   Line  of Credit Loan Commitment Termination  Date,  the
Majority Banks in their sole discretion may consent in writing to extend the Line of Credit Commitment Termination Date to the First Extended Termination Date. Upon the written request of the Borrower to the Administrative Agent at least ten (10) days prior to the First Extended Termination Date, the Majority Banks in their sole discretion may consent in writing to extend the First Extended Termination Date to the Second Extended Termination Date. Further, in the event (i) the Borrower has not consummated a Take-Out Offering on or before the Line of Credit Commitment Termination Date but is using its best good faith efforts to arrange and negotiate such Take-Out Offering on commercially reasonable terms as evidenced by commencement of the drafting of an  offering  memorandum or prospectus, as the case may  be,  and commencement of the roadshow process or substantial progress toward the completion of each of these steps, and the capital markets on the Line of Credit Loan Commitment Termination Date appear likely to be conducive to a successful completion of such Take-Out Offering at the time at which such Take-Out Offering is expected to price (such determination to be made at the sole discretion of FUSI in consultation with the Borrower and its Take-Out Offering providers) ("Successful Offering"), or (ii) the Borrower notifies the Banks prior to the Line of Credit Loan Commitment Termination Date that (A) it intends to proceed with a Permanent Credit Facility or (B) it has received and accepted in
writing   a   fully-underwritten  commitment   from   a   lending
institution to provide a permanent bank credit facility (a "Fully Underwritten Commitment"), the proceeds from which will be used to pay all amounts owing by the Borrower hereunder and under the UBN Credit Agreement and that results in the termination of this Agreement and all Line of Credit Loan Commitments and the UBN Credit Agreement and the commitments thereunder, then the Banks shall not unreasonably withhold their consent to extend the Line of Credit Commitment Termination Date to the First Extended Termination Date or the First Extended Termination Date to the Second Extended Termination Date, as applicable. In the event that on the Line of Credit Commitment Termination Date (1) a Take-Out Offering has not occurred, (2) either the Borrower is not using its best good faith efforts to arrange and negotiate a Take-Out Offering or the capital markets do not appear likely to be conducive to a Successful Offering and (3) the Borrower has not received a Fully Underwritten Commitment, then FUSI is hereby authorized and engaged pursuant to the Engagement Letter, in its discretion based on consultation with the Borrower, to commence the arrangement and syndication of a Permanent Credit Facility.

     2.4 Mandatory Prepayments. Whether or not a Loan Conversion has occurred pursuant to Section 2.5, the Borrower shall and shall
cause   the   Loan  Parties  to  make  the  following   mandatory
prepayments with respect to the Loans:

          (a) Within five Business Days of the effective date of any new Debt Offering or any increase in the commitments under the UBN
Credit Agreement, the Borrower or the applicable Loan Party shall make  a  mandatory prepayment of principal on the Loans equal  to the Net Cash Proceeds of the Debt Offering or the increase in the amount  of  the commitments under UBN Credit Agreement,  together with  accrued  interest  on  such  principal  amount  (each  such
payment,  a  "Mandatory  Prepayment  of  Debt  Proceeds").   Each
Mandatory Prepayment of Debt Proceeds shall be applied to payment of the principal amount of the Loans, and in the event that the payment occurs subsequent to a Loan Conversion, by application to the unpaid installments of principal in the inverse order of scheduled maturities.

(b) Within five Business Days of the effective date of a Capital Market Transaction by the Borrower, the Parent Guarantor or any Subsidiary Guarantor, the Borrower or the applicable Loan Party shall make a mandatory prepayment of principal on the Loans equal to the Net Cash Proceeds of the Capital Market Transaction (each such payment, a "Mandatory Prepayment of Equity Proceeds"). Each Mandatory Prepayment of Equity Proceeds shall be applied to payment of the principal amount of the Loans, and in the event that the payment occurs subsequent to a Loan Conversion, by application to the unpaid installments of principal in the inverse order of scheduled maturities.
(c) In accordance with Section 4.4(c), the Borrower shall indemnify the Banks for any loss or expense, including loss of margin, incurred with respect to any such prepayments applied to Eurodollar Loans on any day other than the last day of the applicable Interest Period.
     2.5 Conversion of Line of Credit Loans to Term Loans. Subject to the terms of Section 2.3, on each of the Line of Credit Loan Commitment Termination Date, the First Extended Termination Date and the Second Extended Termination Date, the Majority Banks shall have the right in their sole discretion to convert (the "Loan Conversion") the Line of Credit Loans of all the Banks to term loans (the "Interim Term Loan Facility") which will be fully secured in accordance with the terms of Article III hereof and rank pari passu with the UBN Credit Agreement.

     2.6 Syndication of Permanent Credit Facility. The Borrower agrees that, on and after the Line of Credit Loan Commitment Termination Date, it will cooperate with FUSI in syndicating any Permanent Credit Facility that is priced and structured based on current market conditions at such time in order to ensure a successful syndication of such Permanent Credit Facility on or prior to the Second Extended Termination Date. With respect to any such Permanent Credit Facility, certain commitment levels and titles (as determined by FUSI after consultation with the Borrower) will be reserved for the Banks. Before the completion of the syndication of a Permanent Credit Facility, (a) FUSI shall, after consultation with the Borrower, be entitled to change the pricing, structure or terms of such Permanent Credit Facility if FUSI determines that such changes are warranted by market conditions or to ensure an optimal capital and/or credit structure of any such facility and (b) the Majority Banks shall, after consultation with the Borrower, be entitled to change the pricing, structure or terms of the Interim Term Loan Facility if the Majority Banks determine that such changes are warranted by market conditions or to ensure an optimal capital and/or credit structure of any such facilities.

     2.7 Repayment of the Loans Subsequent to Conversion. In the event that the Loans are not due and payable on the Line of Credit Loan Commitment Termination Date, the First Extended Termination Date or the Second Extended Termination Date (as applicable) as a result of a Loan Conversion, and subject to the earlier acceleration of the Loans pursuant to Section 9.1, the Borrower shall repay the principal balance outstanding on the Line of Credit Loan Commitment Termination Date, the First Extended Termination Date or the Second Extended Termination Date (as applicable) in ten (10) semi-annual installments of principal in the amount and on the dates set forth in the table below (subject to proportional adjustment in the event that less than the full principal amount of the Line of Credit Loan Commitments are outstanding and adjustment to reflect any prepayments); provided that, in any event, on the Term Loan Maturity Date the Borrower shall pay the full principal amount of all Loans then outstanding and all other amounts owing hereunder (together with all accrued and unpaid interest thereon).

     Payment Date                  Principal Payment
                                        Amount

          October 20, 2000        $11,250,000

          January 20, 2001        $16,875,000

            July 20, 2001         $16,875,000

          January 20, 2002        $16,875,000

            July 20, 2002         $16,875,000

          January 20, 2003        $16,875,000

            July 20, 2003         $16,875,000

           January 20 2004        $16,875,000

            July 20, 2004         $16,875,000

          January 20, 2005        $78,750,000


                           ARTICLE III

                            SECURITY

     3.1  Granting of Security.

          (a) Creation of Liens. If a Security Event shall occur, then upon the occurrence of such Security Event, the Liens of each of the  Borrower, the Parent Guarantor and the Subsidiary Guarantors
granted  under the Collateral Documents shall immediately  become effective  without further action on the part of the  parties  to this  Agreement and the Collateral Documents.  All Liens  granted under  the Collateral Documents shall become enforceable  against the  Loan Parties and upon all of their respective properties and assets,  whether  now  owned  or  hereafter  acquired,  including without limitation real estate, personal property, agreements  of
sale,  purchase  options,  stock  or  partnership  interests   in
Affiliates, intercompany obligations and any collateral  for  any of  the  foregoing.  All Liens granted pursuant to the Collateral
Documents are in favor of the Collateral Agent for the benefit of
(i)  the  Banks and (ii) the banks under the UBN Credit Agreement
(the  Banks  and  the banks under the UBN Credit Agreement  being collectively referred to herein as the "Senior Lenders"), so that the Senior Lenders shall be secured equally and ratably by all of
Borrower's, the Parent Guarantor's and the Subsidiary Guarantors'
assets in accordance with each such Lender's proportionate  share of  the  Loans and the loans and other credit extended under  the
UBN  Credit  Agreement.   In the event  that  any  Senior  Lender
provides a Swap Agreement to the Borrower or any Guarantor, the obligations under such Swap Agreement shall be pari passu with such Loan Party's obligations under this Agreement and shall be secured by liens and security interests under the Collateral
Documents upon the occurrence of a Security Event.

(b)  Delivery and Recordation of Documents.  All Collateral
Documents shall be in substantially the forms attached as
exhibits to this Agreement or as otherwise approved by Collateral Agent with such changes as Collateral Agent may approve including, without limitation, such changes as may be required by virtue of differences in the laws of the state where the collateral is located, and shall be accompanied by such
additional documents and agreements relating thereto, including additional evidence of property, title insurance, casualty and liability insurance, existing environmental studies, consents to assignment and legal opinions as the Collateral Agent may require.  In furtherance of the foregoing and as provided in
Section 5.1, the Borrower, the Parent Guarantor and each
Subsidiary Guarantor shall execute and deliver to the Collateral Agent all of the Collateral Documents except for the Mortgages relating to assets owned by the Loan Parties as of the Closing
Date.  Upon the request of the Collateral Agent, and to the
extent necessary to effect a first priority lien (subject to Permitted Liens) in favor of the Collateral Agent, the Borrower, the Parent Guarantor and each Subsidiary Guarantor shall execute, acknowledge (if required) and deliver to the Collateral Agent all Mortgages and other Collateral Documents relating to each property now existing or acquired by the Borrower, the Parent Guarantor or the Subsidiary Guarantors after the Closing Date.
The Collateral Agent shall hold the executed Collateral Documents in escrow until the occurrence of a Security Event. The Administrative Agent shall have the right to conduct lien searches, intellectual property searches and title searches as the Administrative Agent deems, appropriate at Borrower's
expense. Upon the occurrence of a Security Event, the Collateral Documents shall, without further act on the part of Borrower, the Parent Guarantor or the Subsidiary Guarantors, be deemed to have been fully delivered to the Collateral Agent free of any
limitation or restriction imposed by this Agreement and shall be recorded or filed by Collateral Agent, at Borrower's expense, in all locations as Collateral Agent may deem necessary or
appropriate.  Upon the happening of a Security Event, the
Borrower shall cause to be delivered a favorable opinion of
counsel to the Loan Parties in form and substance acceptable to the Administrative Agent relating, inter alia, to the Collateral
Documents    From time to time upon request of Collateral Agent
following the occurrence of a Security Event, the Borrower, the Parent Guarantor and the Subsidiary Guarantors shall provide to Collateral Agent such information as may be required to update and correct any property descriptions constituting a part of any Collateral Documents to reflect sales or other dispositions of portions of the property so described or acquisitions of new assets or property and shall execute any other Mortgages or Collateral Documents and take other actions as required by the Administrative Agent in order to protect and perfect the Collateral Agent's security interest in the Collateral.
(c) Power of Attorney. Each of Borrower, the Parent Guarantor and the Subsidiary Guarantors hereby appoints any officer or agent of the Collateral Agent as its true and lawful attorney, for it and in its name, place and stead, to make, execute, deliver, and cause to be recorded or filed any or all such mortgages, deeds of trust, assignments, pledges, security interests, financing statements and additional documents and agreements relating thereto, granting unto said attorney full power to do any and all things said attorney may consider reasonably necessary or appropriate to be done with respect to the Collateral Documents as fully and effectively as the Borrower, the Parent Guarantor and the Subsidiary Guarantors might or could do, and hereby ratifying and confirming all its said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and all transactions hereunder. Each of the Banks hereby consents to and authorizes the Administrative Agent to enter into and execute, amend or modify from time to time on its behalf, and agrees to be bound by, the Collateral Agency and Sharing Agreement.
     3.2 Security Events. Each of the following shall be a security event ("Security Event") hereunder unless waived by the Majority Banks in writing:

          (a)  the occurrence of an Event of Default hereunder;

(b) the Line of Credit Loans, interest accrued but unpaid thereon, expenses reimbursable by the Borrower and all other obligations of the Borrower to the Administrative Agent and the Banks under this Agreement and the Loan Documents have not been paid in full on or before the Line of Credit Loan Commitment Termination Date, the First Extended Termination Date, or the Second Extended Termination Date (as applicable); and
(c)  the occurrence of a Loan Conversion.

                           ARTICLE IV

                      INTEREST, FEES, ETC.

     4.1 Interest Period Election. The Borrower shall elect the Interest Period that shall apply to each Eurodollar Loan; provided that all Eurodollar Loans related to the same Borrowing shall have the same Interest Period and prior to the written consent of the Majority Banks to the Loan Conversion, the last day of any Interest Period shall end on or prior to the Line of Credit Loan Commitment Termination Date, the First Extended Termination Date or the Second Extended Termination Date (as applicable); provided further, that during the time period preceding the Line of Credit Loan Commitment Termination Date, the First Extended Termination Date or the Second Extended Termination Date (as applicable), the Borrower may only select an Interest Period of one month. Each such election shall be in substantially the form of Exhibit 4.1 hereto (a "Notice of Interest Period") and shall be made by giving the Administrative Agent at least three Business Days' prior written notice thereof specifying the Interest Period being elected. The Administrative Agent shall promptly notify each Bank of its receipt of a Notice of Interest Period and of the contents thereof. If, within the time period required under the terms of this Section 4.1, the Administrative Agent does not receive a Notice of Interest Period from the Borrower, or a Default or Event of Default shall then exist and be continuing, then the Administrative Agent shall inform the Banks of the same and the Interest Period applicable to such Eurodollar Loans thereafter shall be (x) one month, in the case of the Borrower's failure to deliver a Notice of Interest Period, and (y) of such duration as the Administrative Agent may determine, in the event a Default or Event of Default shall then exist and be continuing, until such time as (i) in the case of the foregoing clause (x), the Borrower delivers a Notice of Interest Period in accordance with the terms of this Agreement electing a different Interest Period or (ii) such Loans become due and payable (as the case may be). Each Notice of Interest Period shall be irrevocable.

     4.2  Interest Rate; Payment of Interest.

          (a) For Eurodollar Loans, the Borrower shall pay interest on the unpaid principal amount thereof from the date of the making thereof until the principal amount thereof shall be paid in full at (i) during the Line of Credit Loan Availability Period, a rate per annum equal at all times during the applicable Interest
Period for each Eurodollar Loan to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin (calculated on the basis of a year of 360 days), and (ii) upon the occurrence of a Loan Conversion, at a rate per annum equal at all times during the applicable Interest Period for each Eurodollar Loan to the sum of the Eurodollar Rate for such Interest Period plus three and three-quarters percent (3-3/4%), provided that the Majority Banks shall, after consultation with the Borrower, be entitled to change the pricing, structure or terms of the Interim
Term Loan Facility if the Majority Banks determine that such changes are warranted by market conditions or to ensure an optimal capital and/or credit structure of any such facilities.
Interest shall be payable by the Borrower in arrears on the last day of such Interest Period, except that in the case of Eurodollar Loans having an Interest Period of six months, interest shall be payable both on the three-month anniversary of the date such Eurodollar Loan was made and on the last day of such Interest Period.

(b) Eurodollar Rate Unascertainable. If on any date on which a Eurodollar Rate would otherwise be determined, the Administrative Agent shall have determined that adequate and reasonable means do not exist for ascertaining such Eurodollar Rate, or a contingency has occurred which materially and adversely affects the London interbank eurodollar market relating to the Eurodollar Rate, then in that event, the Administrative Agent shall give notice to the Borrower and the Banks (the "Determination Notice") and:
(i) with respect to Banks located in the United States, interest shall accrue and be payable by the Borrower at a rate of interest equal to the Alternate Base Rate plus 2.75% subject to adjustment in accordance with Section 4.2(a) and (ii) with respect to the Loans of the Banks located outside of the United States that are not lending through a branch or Affiliate located in the United States, the Borrower, such Banks and the Administrative Agent shall then negotiate in good faith in order to agree upon a mutually satisfactory interest rate (or separate rates in respect of the Loans of the several Banks) (the "Reference Rate") and Interest Period (or Periods) to be substituted for those which would otherwise have applied under this Agreement; provided however, if the Borrower, such Banks and the Administrative Agent are unable to agree upon an interest rate (or rates) and Interest Period (or Periods) within a period not exceeding thirty days of the giving of such Determination Notice, then the Administrative Agent shall (after consultation with such Banks) set an interest rate (or separate rates in respect of the Loans of the several Banks) and an Interest Period (or Periods) all to take effect from the expiration of the Interest Period current at the date of the Determination Notice, which rate (or rates) shall be the aggregate of the Applicable Margin (as defined in the UBN Credit Agreement) and the cost to each of the Banks of funding their Ratable Portion of the Loans. In the event that the conditions referred to in this Section 4.2(b) shall extend beyond the end of an Interest Period so agreed or set, the foregoing procedure shall be repeated as often as may be necessary.
(c) Default Rate of Interest. If any amount of principal of any Loan is not paid when due, whether at stated maturity, by acceleration or otherwise, the interest rate applicable to any such amount shall be the interest rate applicable to such Loan (as determined in accordance with this Agreement) plus two percent (2%) per annum, payable on demand. If any interest, fee or other amount payable hereunder is not paid when due, such amount shall bear interest at a rate per annum equal at all times to the applicable interest rate in effect at such time (and, in the case of a Eurodollar Loan, for a period and for a Dollar amount determined by the Administrative Agent), plus 2% per annum, payable on demand.
     4.3  Interest Rate Determination and Protection.

          (a) If the Administrative Agent shall on behalf of the Banks determine in good faith (which determination shall be conclusive and binding on the Borrower and the Banks) that, by reason of circumstances affecting the international interbank Eurocurrency market generally, adequate and reasonable means do not or will not exist for ascertaining the Eurodollar Rate applicable to any Interest Period, the Administrative Agent shall give notice of such determination (hereinafter called a "Determination Notice") to the Borrower and each of the Banks. The Borrower, the Banks and the Administrative Agent shall then negotiate in good faith in order to agree upon a mutually satisfactory interest rate (or separate rates in respect of the Eurodollar Loans of the several Banks) and Interest Period (or Periods) to be substituted for those which would otherwise have applied under this Agreement.
If the Borrower, the Banks and the Administrative Agent are unable to agree upon an interest rate (or rates) and Interest Period (or Periods) within a period not exceeding 30 days of the giving of such Determination Notice, then the Borrower shall have the right to prepay any such Loans (without premium or penalty) and with respect to any such Eurodollar Loans that are not so prepaid, the Administrative Agent shall (after consultation with the Banks) set an interest rate (or separate rates in respect of the Eurodollar Loans of the several Banks) and an Interest Period
(or Periods) all to take effect from the expiration of the Interest Period current at the date of the Determination Notice, which rate (or rates) shall be (i) during the Line of Credit Loan Availability Period, the Base Rate or Reference Rate for non-U.S.
Banks plus 1.75%, and (ii) upon the occurrence of the Loan Conversion, the Base Rate or Reference Rate for non-U.S. Banks set forth in Section 4.2(b).

(b) The Administrative Agent shall give prompt notice to the Borrower and the Banks of the applicable interest rate determined by the Administrative Agent for purposes of Section 4.2, and the applicable rate furnished by the Reference Bank.
(c) If the Majority Banks notify the Administrative Agent that the Eurodollar Rate for any Interest Period will not adequately reflect the cost to such Banks of making or maintaining their respective Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks stating the circumstances which have caused such notice to be given, and if such notice shall be given prior to the Loan or Loans being advanced by the Banks, the Borrower's right to borrow the Eurodollar Loans hereunder from the Banks shall be suspended during the continuation of such circumstances. In any event, during the 30 days following the giving of such notice, the Borrower, the Administrative Agent and the Banks shall negotiate in good faith in order to arrive at an alternative interest rate or (as the case may be) an alternative basis for the Banks to fund or continue to fund their Ratable Portion of such Eurodollar Loans during such Interest Period. If within such 30-day period an alternative interest rate or (as the case may be) an alternative basis is agreed upon, then such alternative interest rate or (as the case may be) alternative basis shall take effect in accordance with the terms of such agreement. If the Borrower, the Administrative Agent and the Banks fail to agree on such an alternative interest rate or (as the case may be) alternative basis within such 30-day period and such circumstances are continuing at the end of such 30-day period, then the Administrative Agent with the agreement of each Bank shall set an interest period and interest rate which rate (or rates) shall be
(i) during the Line of Credit Loan Availability Period, the Base Rate or Reference Rate for non-U.S. Banks plus 1.75% , and
(ii) upon the occurrence of the Loan Conversion, the Base Rate or Reference Rate for non-U.S. Banks set forth in Section 4.2(b).
If the circumstance shall continue at the end of such interest period, the procedure in this Section 4.3(c) shall be repeated. If the Borrower shall not agree with such rate then the Borrower may, upon not less than 15 Business Days' irrevocable notice of prepayment to the Administrative Agent, prepay (without premium or penalty) the Loans on the first Business Day after such period, together with accrued interest thereon at the applicable rate plus the Applicable Margin.
     4.4  Prepayments of Eurodollar Loans.

          (a)  Optional Prepayments.  Subject to the provisions of this
Section 4.4, and upon at least three (3) Business Days prior written notice (which notice shall be irrevocable) the Borrower may prepay Eurodollar Loans on the last day of any Interest Period with respect to such Eurodollar Loans in accordance with
Section 2.1(c) (i).

(b) Mandatory Prepayment. The Borrower shall prepay Line of Credit Loans to the extent necessary to ensure that the aggregate principal amount of all Line of Credit Loans outstanding, will not at any time exceed the Line of Credit Loan Commitments of the Banks.
(c) Indemnification of Banks. The Borrower shall indemnify the Banks pursuant to Section 11.4(c) in the event that any prepayment shall be made on a day other than the last day of an Interest Period for the Eurodollar Loan or Loans being prepaid.
(d) Amount and Allocation of Prepayment. Each partial prepayment permitted under this Section 4.4 shall be in an aggregate amount of not less than $1,000,000 or integral multiples of $1,000,000 in excess thereof.
     4.5 Agents' Fee. The Borrower will pay to the Administrative Agent and the Syndication Agent, for their respective account, the fees (the "Agency Fees") in accordance with the letter agreement dated April 26, 2000, between the Borrower and the Administrative Agent and the Syndication Agent (the "Agents' Fee Letter"). Such fee shall be paid in accordance with the terms of the Agents' Fee Letter.

     4.6 Increased Costs. (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Reserve Requirement) in, or in the interpretation of, any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not  having the force of law), there shall be any increase in the cost (other than with respect to income, franchise or withholding taxes or other taxes of a similar nature) to any Bank of agreeing to  make  or  making,  funding  or maintaining  any  Loans,  then
(A) such Bank shall, as soon as such Bank becomes aware of such increased cost, but in any event not later than 90 days after such increased cost was incurred, deliver to the Borrower and the Administrative Agent a notice stating the actual amount of such increased cost incurred by such Bank; (B) the Borrower shall,
promptly   upon   its  receipt  of  such  notice   pay   to   the
Administrative  Agent  for  the  account  of  such  Bank  amounts sufficient to compensate such Bank for the increased cost incurred by it as set forth in the notice referred to above and
(C) such Bank shall use its reasonable best efforts to designate another of its then existing offices as its Lending Office if the making of such designation would, without any detrimental effect to such Bank, as determined by such Bank in its sole discretion, avoid the need for, or reduce the amount of, future increased
costs  which  are probable of being incurred by such  Bank.   The
amount of increased costs payable by the Borrower to any Bank as stated in any such notice delivered to the Borrower and the
Administrative   Agent  pursuant  to  the  provisions   of   this
Section 4.6(a) shall be conclusive and binding for all purposes, absent manifest error.

          (a)

(b) If any Bank shall be required under Regulation D to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, then (i) such Bank shall, within 45 days after the end of any Interest Period with respect to any Eurodollar Loan during which such Bank was so required to maintain such reserves, deliver to the Borrower and the Administrative Agent a notice stating (A) that such Bank was required to maintain reserves and as a result such Bank incurred additional costs in connection with making Eurodollar Loans and
(B) in reasonable detail, such Bank's computations of the amount of additional interest payable by the Borrower pursuant to the provisions of this Section 4.6(b), and (ii) the Borrower shall promptly upon receipt of any such notice, pay to the Administrative Agent, for the account of such Bank, additional interest on the unpaid principal amount of each Eurodollar Loan of such Bank outstanding during the Interest Period with respect to which the above-referenced notice was delivered to the Borrower, at a rate per annum equal to the difference obtained by subtracting (x) the Eurodollar Rate for such Interest Period from
(y) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Reserve Requirement of such Bank for such Interest Period. The amount of interest payable by the Borrower to any Bank as stated in any certificate delivered to the Borrower and the Administrative Agent pursuant to the provisions of this Section 4.6(b) shall be conclusive and binding for all purposes, absent manifest error.
(c) The payments required under Sections 4.6(a) and (b) are in addition to any other payments and indemnities required under this Agreement.
     4.7 Illegality. Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation, in each case after the date hereof, shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Bank or its Lending Office to make Loans or to continue to fund or maintain Loans, then, on notice thereof and demand therefor by such Bank to the Borrower through the Administrative Agent,
(i) the obligation of such Bank to make Loans shall be suspended until such Bank through the Administrative Agent shall notify the Borrower that the circumstances causing such suspension no longer exist and (ii) the Borrower shall forthwith prepay (without premium or penalty) in full all Loans of such Bank then outstanding, together with interest accrued thereon; provided, however, that before making any such demand, each Bank agrees to use its reasonable best efforts to designate another of its then existing offices as its Lending Office if the making of such a designation would, without any detrimental effect to such Bank, cause the making of Loans to not be subject to this Section 4.7.

     4.8 Capital Adequacy. If any Bank shall, at any time, reasonably determine that (a) the adoption (i) after the date of this Agreement, of any capital adequacy guidelines or (ii) at any time, of any other applicable Law, government rule, regulation or order regarding capital adequacy of banks or bank holding companies, (b) any change in (i) any of the foregoing or (ii) the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency or
(c) compliance with any policy, guideline, directive or request regarding capital adequacy (whether or not having the force of law  and  whether  or  not failure to comply therewith  would  be unlawful) of any Governmental Authority, central bank or comparable agency, would have the effect of reducing the rate of return on the capital of such Bank to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration the policies of such Bank with respect to capital adequacy in effect immediately before such adoption, change or compliance) and (x) such reduction is as a consequence of the Line of Credit Loan Commitment of, or the making of any Loans by, such Bank hereunder and (y) such reduction is reasonably deemed by such Bank to be material, then
(1) such Bank shall deliver to the Borrower and the Administrative Agent a notice stating the reduction in the rate of return such Bank will in the future suffer as a result of its Line of Credit Loan Commitment or the making of any Loans by it to the Borrower hereunder and (2) the Borrower shall, promptly upon receipt of such notice pay to the Administrative Agent for the account of such Bank from time to time as specified by such Bank such amount as shall be sufficient to compensate such Bank for such reduced return. The amount stated in any notice delivered  to  the  Borrower pursuant to the provisions  of  this
Section 4.8 shall be conclusive and binding for all purposes, absent manifest error. In determining any such amount, such Bank may use reasonable averaging and attribution methods. The payments required under this Section 4.8 are in addition to any other payments and indemnities required hereunder.

     4.9  Payments and Computations.

          (a) The Borrower shall make each payment payable by it hereunder not later than 11:00 a.m. (New York City time) on the day when due,  in  Dollars,  to the Administrative Agent  at  its  address referred  to  in  Section  11.2  in immediately  available  funds without  setoff or counterclaim.  The Administrative  Agent  will promptly  thereafter cause to be distributed like funds  relating to  the  payment of principal or interest or fees ratably  (other than amounts payable pursuant to Section 4.6, 4.7 or 4.8) to  the
Banks  for  the account of their respective Lending Offices,  and like funds relating to the payment of any other amount payable to any  Bank to such Bank for the account of its Lending Office,  in each  case  to  be applied in accordance with the terms  of  this
Agreement.   Payment received by the Administrative  Agent  after
11:00 a.m. (New York City time) shall be deemed to be received on the next Business Day.

          (b)  No Reductions.

          (i) Subject to Section 4.9(b)(ii) and (iii), payments due to the Administrative Agent, the Co-Arrangers, or any Bank under the
Loan  Documents, and all other terms, conditions,  covenants  and
agreements   to  be  observed  and  performed  by  the   Borrower
thereunder, shall be made, observed or performed by the Borrower without any reduction or deduction whatsoever, including any reduction or deduction for any setoff, recoupment, counterclaim
(whether sounding in tort, contract or otherwise) or Tax.

(ii) (x) If any withholding or deduction from any payment to be made by the Borrower hereunder is required for any Taxes under any applicable Law, rule or regulation, then the Borrower will:
          (A) pay directly to the relevant taxing authority the full amount required to be so withheld or deducted;

(B) promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and
(C) pay to the Administrative Agent for the account of the Banks such additional amount or amounts necessary to ensure that the net amount actually received by each Bank will equal the full amount such Bank would have received had no such withholding or deduction been required.
     In addition, to the extent permitted by applicable Law, the Borrower agrees to pay any present or future stamp or documentary taxes, excise or property taxes, or any other charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

     Each Bank shall use its reasonable best efforts to designate another of its then existing offices as its Lending Office if the making of such designation would, without any detrimental effect to such Bank (as determined by the Bank in its sole discretion), avoid the need for, or reduce the amount of, such withholding or deduction from any payment to be made to such Bank by the Borrower hereunder required for any Taxes.

     The Borrower will indemnify each Bank and the Administrative Agent for the full amount of Taxes or Other Taxes paid by such Bank or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Bank or the Administrative Agent (as the case may be) makes written demand therefor.

     If the Borrower fails to pay any Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the respective Banks, the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Banks for any incremental Taxes or Other Taxes, penalties, interest or expenses that may become payable by the Administrative Agent or any Bank as a result of any such failure.

          (y) Notwithstanding subsection (x), the Borrower shall not be required to indemnify or pay additional amounts for or on account of:

               (A) Taxes imposed on or measured by the net income of the Administrative Agent or any Bank or franchise Taxes imposed on the Administrative Agent or any Bank, but in each case only to the extent imposed by the jurisdiction under the laws of which the Administrative Agent or such Bank is organized or doing business (other than as a result of the transactions contemplated by the Loan Documents or the Administrative Agent's or any Bank's enforcement of its rights under any Loan Document) or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which the Administrative Agent or such Bank's lending office or principal executive office is located or any political subdivision or taxing authority thereof or therein (except, in each case, to the extent required by the following paragraph to make payments on a net after-tax-basis), or

               (B) any Tax or Other Tax imposed by reason of either (i) the failure of the certification made by a Bank on any form provided pursuant to Section 4.9(b)(iii) to be accurate and true in all material respects unless any such failure is attributable solely to a Change in Tax Law that occurs on or after the date on which such form is provided by such Bank, or
(ii) the failure by a Bank to deliver to the Borrower and the Administrative Agent two duly completed and executed copies of IRS Form 1001 or 4224 (or successor applicable forms) in accordance with the second sentence of Section 4.9(b)(iii), certifying that such Bank is entitled to receive payments under this Agreement and the Loans without deduction or withholding of any United States federal income taxes, provided that this clause (B)(ii) will not apply if such failure is attributable solely to a Change in Tax Law that occurs on or after the date hereof.

     All amounts payable as additional amounts or indemnities pursuant to this Section 4.9(b) shall include an amount necessary to hold the Administrative Agent or the relevant Bank harmless on a net after-tax-basis from and against all Taxes required to be paid with respect to or as a result of the payment of such additional amount or indemnity (including, without limitation, Taxes described in clause (A) of the preceding paragraph).

          (iii) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees that it  will,  on  or  before the date that the  Bank  executes  this
Agreement (or, in the case of a Bank that becomes a Bank pursuant to an assignment described in Section 11.7, on or before the date
that   the  Administrative  Agent  records  the  Notice  of   the
Assignment and Acceptance by which it becomes a Bank), deliver to the  Borrower and the Administrative Agent two duly completed and executed  copies of IRS Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such  Bank is  entitled  to  receive  payments  payable  to  it  under  this
Agreement and the Loans without deduction or withholding  of  any
United States federal income taxes.  Each Bank that undertakes to deliver  to  the  Borrower and the Administrative  Agent  an  IRS
Form 1001 or 4224 under the preceding sentence further undertakes to  deliver  to  the Administrative Agent and  the  Borrower  two
additional  duly completed and executed copies of  Form  1001  or
4224  (or successor applicable forms) on or before the date  that any such form expires or becomes obsolete or after the occurrence of  any  event  requiring  a  change  in  the  most  recent  form previously delivered by it to the Borrower and the Administrative
Agent,  and such extensions or renewals thereof as may reasonably be  required  by  the Borrower, certifying,  in  the  case  of  a
Form 1001 or 4224, that such Bank is entitled to receive payments
under   this  Agreement  and  the  Loans  without  deduction   or
withholding of any United States federal income taxes, unless, in any such case, an event (inducing, without limitation, any Change in Tax Law) has occurred before the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which causes such Bank to be no longer eligible to complete and deliver any such form with respect to it, in which case the Bank shall either (1) furnish to the Borrower such forms or other certification as the Bank (in its sole opinion) is legally entitled to furnish evidencing the Bank's eligibility for a complete exemption from or a reduced rate of withholding of United States federal income taxes, or (2) notify the Borrower that the Bank is not capable of receiving payments without any deduction or withholding of United States federal income tax.

          (c) Computations. All computations of interest based on the Eurodollar Rate shall be made by the Administrative Agent on the basis of a year of 360 days, and all computations of other interest and other fees shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

(d) Payment Due on Other Than Business Day. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be.
(e) Notice to Administrative Agent of Non-Payment; Presumption of Payment. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.
     4.10 Sharing of Payments, Etc.

          (a) If, prior to the occurrence of an Event of Default, any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of the Loans made by it (other than pursuant to Section 4.6, 4.7, 4.8 or 4.9) in excess of its Ratable Portion of payments on account of the Loans of the same type obtained by all the Banks, such Bank shall forthwith purchase from the other Banks such participation in the Loans of such type made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and each such Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery together with an amount equal to such Bank's ratable share (according to the proportion of (i) the amount of such Bank's required repayment to
(ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing
Bank in respect of the total amount so recovered. The Borrower agrees that any Bank so purchasing a participation from another
Bank pursuant to this Section 4.10 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.

(b) If, after the Loans are declared to be due and owing (in accordance with the provisions of this Agreement) prior to their stated maturity, any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of any Loan or Loans made by it (other than pursuant to Section 4.6, 4.7, 4.8 or 4.9) in excess of its Ratable Portion of payments on account of all Loans obtained by all the Banks, such Bank shall pay over to the Administrative Agent such excess amount and the Administrative Agent shall forthwith distribute such payment to the Banks pro rata in accordance with each such Bank's Ratable Portion of all Loans then outstanding.

                            ARTICLE V

                      CONDITIONS OF LENDING

     5.1  Conditions Precedent to the Making of the Initial Loans.
The  making  of  the  initial  Loans  hereunder  is  subject   to
satisfaction of the conditions precedent that:

          (a) the Administrative Agent shall have received the following, in form and substance satisfactory to the Administrative Agent, and in sufficient copies for each Bank:

          (i) Certified copies of (1) the resolutions of the Board of Directors of each Loan Party approving each Loan Document to which it is a party, and (2) all documents evidencing any other necessary corporate action and required governmental and any third-party approvals, licenses and consents with respect to each Loan Document to which it is a party;

(ii) A copy of the certificate of incorporation of each Loan
Party certified as of a recent date by the Secretary of State of such Person's jurisdiction of incorporation (or by an official of equivalent standing in the case of a Loan Party incorporated outside the U.S.), together with certificates of such official attesting to the good standing of such Person, and a copy of the bylaws of each such Person certified by its Secretary or one of its Assistant Secretaries;
(iii)     A certificate of the Secretary or an Assistant
Secretary of each Loan Party certifying the names and true signatures of its officers who have been authorized to execute and deliver each Loan Document to which it is a party and each other document and certificate to be executed or delivered hereunder on behalf of such Person;
(iv) A favorable opinion of counsel to the Loan Parties, in substantially the form of Exhibit 5.1(a) hereto;
(v)  the Notes, duly executed on behalf of the Borrower;
(vi) A duly executed Parent Guaranty;
(vii) A Subsidiary Guaranty duly executed on behalf of each of the Subsidiary Guarantors;
(viii) a Security Agreement duly executed on behalf of the Borrower, the Parent Guarantor and each Subsidiary Guarantor with respect to the Collateral which can be created and perfected under the Uniform Commercial Code;
(ix) Pledge Agreement duly executed on behalf of each Loan Party with respect to the capital stock, partnership interests and limited liability interests in which the Loan Parties have an interest, which Pledge Agreement provides for a pledge of all the outstanding capital stock, partnership interest and limited liability interests of entities organized under the laws of the U.S. and its states in which the Loan Parties have an interest (exclusive of Alpharma International Holdings Inc., Alpharma Euro Holdings Inc. and Alpharma Bermuda Inc.), (ii) a pledge of sixty-five percent (65%) of the outstanding capital stock of Alpharma International Holdings Inc., and (iii) subject to Section 7.5, a pledge of sixty-five percent (65%) of the outstanding capital stock, partnership interest and limited liability interests of direct Subsidiaries of the Borrower and its domestic Subsidiaries which are organized under the laws other than the laws of the U.S. and its states. The Collateral Agent shall have received the certificates representing the shares pledged pursuant to the Pledge Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof;
(x) a Patent, Trademark and Copyright Security Agreement duly executed on behalf of any Loan Party with intellectual property rights which warrant the recordation of such a security agreement with the U.S. Patent and Trademark Office or U.S. Copyright
Office;
(xi) collateral assignments, financing statements, consents to assignment and such additional documents relating to the Collateral as the Administrative Agent shall request in its absolute discretion;
(xii) the Administrative Agent shall have received Lien searches for UCC liens, judgments and tax liens, the scope of such searches to be satisfactory to the Administrative Agent;
(xiii) the Administrative Agent shall have received (a) audited financial statements of the Parent Guarantor and its Subsidiaries for the fiscal years ending December 31, 1997, 1998 and 1999, and (b) an audited statement of revenues and expenses of Alpine for the fiscal year ending December 31, 1999.
          (xiv) since December 31, 1999, no Material Adverse Change shall have occurred; prior to the Closing Date, there shall have been no material change in the senior management (a division president or higher) of the Parent Guarantor (excluding Ingrid
Wiik),  and there shall have been delivered to the Administrative
Agent a certificate by an authorized officer of the Borrower and the Parent Guarantor to such effect;

(xv) a Responsible Officer of the Borrower shall have delivered a certificate of a Responsible Officer of the Borrower in form and substance satisfactory to the Administrative Agent as to the capital adequacy and solvency of the Borrower after giving effect to the transactions contemplated hereby;
          (xvi) the Borrower shall have paid or caused to be paid to the Administrative Agent for itself and for the account of the Banks to the extent not previously paid, all fees accrued through the Closing Date and the cost and expenses for which the Administrative Agent and the Banks are entitled to be reimbursed;

(xvii)    the Administrative Agent shall have received the
consent and agreement of the banks under the UBN Credit Agreement to the granting of the security interests provided for herein and an executed Collateral Agency Agreement substantially in the form of Exhibit 5.1(b) hereto;
          (xviii)    the Alpine Acquisition contemplated hereby shall be
consummated simultaneously with the closing of the initial  Loans hereunder  in  accordance with the terms and  conditions  of  the
Alpine   Purchase  Agreement  as  heretofore  reviewed   by   the
Administrative Agent without any material amendment or material waiver which would be adverse to the Borrower not consented to by the Administrative Agent. The Loan Parties shall evidence to the satisfaction of the Administrative Agent that the aggregate of
(i) all Indebtedness for Borrowed Money of the Seller assumed by the Borrower, (ii) all indebtedness of the Seller satisfied in connection with the transactions effected by the Alpine Purchase
Agreement, and (iii) all Consideration paid to the Seller and expenses incurred by the Loan Parties in connection with the Borrower's acquisition of certain of the assets of the Seller does not exceed $255,000,000, plus an amount which in the reasonable judgment of the Borrower and Parent Guarantor shall not exceed $70,000,000 and is payable in accordance with the terms of the Alpine Purchase Agreement based solely on a valuation of usable and saleable inventory acquired under the Alpine Acquisition;

          (xix) the Borrower shall deliver to the Administrative Agent a certificate prepared as of the Closing Date showing total unused availability under the UBN Credit Agreement, after giving effect to the Loans to be made on the Closing Date and consummation of the transactions contemplated hereby, of at least
$40,000,000;

(xx) the Administrative Agent shall have received pro forma
financial statements showing that after giving effect to the
Alpine Acquisition, for the twelve month period ending as of
December 31, 1999, the Borrower's earnings before interest
expense, taxes, depreciation and amortization of $215,000,000
          (b) on the date of such Loans, the UBN Credit Agreement shall have been (or shall simultaneously be) amended substantially in the  form of Exhibit 5.1(c) hereto, to allow for the grant of the liens  and security interests contemplated in this Agreement  and the  Collateral Documents, and the Borrower, the Parent Guarantor
and the Subsidiary Guarantors shall have obtained such additional consents as shall be necessary in order to grant the Liens  under the  Collateral Documents.  In addition, Union Bank of Norway and the  other  Senior  Lenders shall have entered into  satisfactory
agreements  with  the  Administrative  Agent  relating   to   the
Administrative Agent's role as Collateral Agent for  such  Senior
Lenders,  which  agreements shall include  terms  and  provisions limiting  the liability of the Administrative Agent, indemnifying the  Administrative Agent, and providing for reimbursement of the
Administrative  Agent's  expenses  as  are  standard   for   such
agreements.

     5.2 Conditions Precedent to the Making of Each Loan. The obligation of each Bank to make any Loan, including the initial Loans, shall be subject to the further conditions precedent that the following statements shall be true on the date of the making of such Loan, before and after giving effect thereto and to the application of the proceeds therefrom (and the acceptance by the Borrower of the proceeds of such Loan shall constitute a representation and warranty by the Borrower that on the date of such Loan such statements are true):

          (i) The representations and warranties contained in Article VI (other than those stated to be made as of a particular date) are true and correct in all material respects on and as of such date as though made on and as of such date; and

(ii) No event has occurred and is continuing, or would result from the Loans being made on such date, which constitutes a Default or an Event of Default.

ARTICLE VI



                 REPRESENTATIONS AND WARRANTIES

     To induce the Administrative Agent and Banks to enter into this Agreement, the Borrower represents and warrants to the Administrative Agent and the Banks as follows:

     6.1 Corporate Existence. The Borrower, its Subsidiaries and each other Loan Party (i) is a corporation duly incorporated, validly existing and in good standing (in jurisdictions where good standing is an applicable concept) and all fees and taxes due or owing to any Governmental Authority have been paid under the laws of the jurisdiction of its incorporation; (ii) is duly qualified and in good standing (in jurisdictions where due qualification and good standing are applicable concepts) as a foreign corporation under the laws of each other jurisdiction in which the failure so to qualify would have a Material Adverse Effect; (iii) has all requisite corporate power and authority to conduct its business as now being conducted and as proposed to be conducted; (iv) is in compliance with its articles or certificate of incorporation and by-laws.

     6.2  Corporate Power; Authorization; Enforceable Obligations.

          (a) The execution, delivery and performance by the Borrower and each other Loan Party of this Agreement or any other Loan
Document to which it is a party:

          (i)  are within its corporate powers;

(ii) have been duly authorized by all necessary corporate action;
(iii)     do not (A) contravene its certificate of incorporation
or by-laws, (B) violate any law or regulation (including, without limitation, Regulations T, U or X ), or any order or decree of any court or governmental instrumentality, except those as to which the failure to comply would not have a Material Adverse
Effect, (C) conflict with or result in the breach of, or
constitute a default under, any instrument, document or agreement binding upon and material to the Borrower or such Loan Party, or
(D) result in the creation or imposition of any Lien (other than
Permitted Liens) upon any of the Property of the Borrower, any of its Subsidiaries or any other Loan Party; and
(iv) do not and will not require any consent of, authorization by, approval of, notice to, or filing or registration with, any
Governmental Authority or any other consent or approval,
including any consent or approval of any Subsidiary of the
Borrower or any consent or approval of the stockholders of the
Borrower or any Subsidiary of the Borrower, other than
(A) consents, authorizations and approvals that have been
obtained, are final and not subject to review on appeal or to collateral attack, and are in full force and effect and,
(B) notices, filings or registrations that have not occurred prior to a Security Event that have been given or effected, and
(C) the filing of copies of Loan Documents with the Securities and Exchange Commission as exhibits to its public filings within the legally permissible time limits (D) the filing of financing statements, recording of Mortgages and other actions necessary to perfect the Liens created in favor of the Collateral Agent
created hereby and by the Collateral Documents.
          (b) This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is a party hereto or  thereto,  and is the legal, valid and binding  obligation  of each  such Person, enforceable against it in accordance with  its
terms,   except  where  such  enforcement  may  be   limited   by
bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors rights generally or equitable principles relating to enforceability.

     6.3 Taxes. All federal, and all material state, local and foreign tax returns, reports and statements required to be filed by the Borrower or any of its Subsidiaries have been filed with the appropriate governmental agencies in all jurisdictions in which such returns, reports and statements are required to be filed. All consolidated, combined or unitary returns which include the Borrower or any of its Subsidiaries have been filed with the appropriate governmental agencies in all jurisdictions in which such returns, reports and statements are required to be filed except where such filing is being contested or may be contested. All federal, and all material state, local and foreign taxes, charges and other impositions of the Borrower, its Subsidiaries or any consolidated, combined or unitary group which includes the Borrower or any of its Subsidiaries which are due and payable have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith and by appropriate proceedings if adequate reserves therefor have been established on the books of the Borrower or such Subsidiary in accordance with GAAP. Proper and accurate amounts have been withheld by or on behalf of the Borrower and each of its Subsidiaries from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective governmental agencies, in all material respects. Neither the Borrower nor any of its Tax Affiliates has agreed or has been requested to make any adjustment under
Section 481 (a) of the Code by reason of a change in accounting method or otherwise relating to the Borrower or any of its Subsidiaries which will affect a taxable year of the Borrower or a Tax Affiliate ending after December 31, 1998, which has not been reflected in the financial statements delivered pursuant to
Section 7.1 and which would have a Material Adverse Effect. The Borrower has no obligation to any Person other than the Parent Guarantor and Subsidiaries of the Parent Guarantor under any tax sharing agreement or other tax sharing arrangement.

     6.4  Financial Information.

          (a) The report of the Parent Guarantor on Form 10-K for the Fiscal Year ended December 31, 1999, which has been furnished to the Administrative Agent and each Bank are respectively complete and correct in all material respects as of such respective dates, and the financial statements therein have been prepared in accordance with GAAP and fairly present the financial condition and results of operations of the Parent Guarantor and its consolidated Subsidiaries as of such date.

(b) Since December 31, 1999, there has been no Material Adverse Change or Material Credit Agreement Change.
(c) None of the Parent Guarantor or any Subsidiary of the Parent Guarantor had at December 31, 1999 any obligation, contingent liability, or liability for taxes or long-term leases material to the Parent Guarantor and its Subsidiaries taken as a whole which is not reflected in the balance sheets referred to in
subsection (a) above or in the notes thereto.
     6.5  Litigation.  There are no pending, or to the best knowledge
of   the   Borrower   threatened,  actions,   investigations   or
proceedings against or affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator in which, individually or in the aggregate, there is a reasonable probability of an adverse decision that could have a Material Adverse Effect or result in a Material Credit Agreement Change.

     6.6 Margin Regulations. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Borrowing will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

     6.7  ERISA.

          (a) No liability under Sections 4062, 4063, 4064 or 4069 of ERISA has been or is expected by the Borrower to be incurred by the  Borrower  or any ERISA Affiliate with respect  to  any  Plan
which   is  a  Single-Employer  Plan  in  an  amount  that  could
reasonably be expected to have a Material Adverse Effect.

(b) No Plan which is a Single-Employer Plan had an accumulated funding deficiency, whether or not waived, as of the last day of the most recent fiscal year of such Plan ended prior to the date hereof. Neither the Borrower nor any ERISA Affiliate is
(A) required to give security to any Plan which is a Single-Employer Plan pursuant to Section 401(a)(29) of the Code or
Section 307 of ERISA, or (B) subject to a Lien in favor of such a Plan under Section 302(f) of ERISA.
(c) Each Plan of the Borrower, each of its Subsidiaries and each of its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code, except where the failure to comply would not result in any Material Adverse Effect.
(d) Neither the Borrower nor any of its Subsidiaries has incurred a tax liability under Section 4975 of the Code or a penalty under Section 502(i) of ERISA in respect of any Plan which has not been paid in full, except where the incurrence of such tax or penalty would not result in a Material Adverse Effect.
(e) None of the Borrower, any of its Subsidiaries or any ERISA Affiliate has incurred or reasonably expects to incur any Withdrawal Liability under Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multiemployer Plan which will result in Withdrawal Liability to the Borrower, any of its Subsidiaries or any ERISA Affiliate in an amount that could reasonably be expected to have a Material Adverse Effect
     6.8 No Defaults. Neither the Borrower nor any of its Subsidiaries is in breach of or default under or with respect to any instrument, document or agreement binding upon the Borrower or such Subsidiary which breach or default is reasonably probable to have a Material Adverse Effect or result in the creation of a Lien on any Property of the Borrower or its Subsidiaries.

     6.9  Investment Company Act.  The Borrower is not an "investment
company"   or  an  "affiliated  person"  of,  or  "promoter"   or
"principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as
amended.   The making of the Loans by the Banks, the  application
of the proceeds and repayment thereof by the Borrower and the consummation of the transactions contemplated by this Agreement will not violate any provision of such act or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

     6.10 Insurance. All policies of insurance of any kind or nature owned by the Parent Guarantor and its Subsidiaries are maintained with reputable insurers which to the Parent Guarantor's best knowledge are financially sound. The Parent Guarantor currently maintains insurance with respect to its Properties and business and causes its Subsidiaries (to the extent not covered by policies of the Parent Guarantor) to maintain insurance with respect to their respective Properties and business against loss
or   damage   of  the  kinds  customarily  insured   against   by
corporations  engaged  in  the  same  or  similar  business   and
similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations including, without limitation, workers' compensation insurance.

     6.11 Environmental Protection.

          (a) There are no known conditions or circumstances known to the Borrower associated with the currently or previously owned or
leased   properties  or  operations  of  the  Borrower   or   its
Subsidiaries  or tenants which may give rise to any Environmental
Liabilities and Costs which would have a Material Adverse Effect;
and

(b) No Environmental Lien has attached to any Property of the Borrower or any of its Subsidiaries which would have a Material Adverse Effect.
     6.12 Regulatory Matters. Except as disclosed in the Parent Guarantor's Form 10-K for the fiscal year ending December 31, 1999, the Borrower and its Subsidiaries are to the best of their knowledge in compliance with all rules, regulations and other requirements of the Food and Drug Administration ("FDA") and other regulatory authorities of jurisdictions in which the Borrower or any of its Subsidiaries do business or operate manufacturing facilities, including without limitation those relating to compliance by the Borrower's or any such Subsidiary's manufacturing facilities with "Current Good Manufacturing Practices" as interpreted by the FDA, except to the extent any such noncompliance would not have a Material Adverse Effect. Except as so disclosed, neither the FDA nor any other such regulatory authority has requested (or, to the Borrower's knowledge, are considering requesting) any product recalls or other enforcement actions that (a) if not complied with would result in a Material Adverse Effect and (b) with which the Borrower has not complied within the time period allowed.

     6.13 Title and Liens. Each of the Borrower and its Subsidiaries has good and marketable title to its real properties and owns or leases all its other material Properties, in each case, as shown on its most recent quarterly balance sheet, and none of such Properties is subject to any Lien except for Permitted Liens.

     6.14 Compliance With Law. Each of the Borrower and its Subsidiaries is in compliance with all applicable Law, including, without limitation, all Environmental Laws, except where any failure to comply with any such laws would not, alone or in the aggregate, have a Material Adverse Effect on the business or financial condition of the Borrower and its Subsidiaries taken as a whole, or the Borrower's ability to perform its obligations under the Loan Documents.

     6.15 Trademarks, Copyrights, Etc. The Borrower and each of its Subsidiaries own or have the rights to use such trademarks, service marks, trade names, copyrights, patents, licenses or rights in any thereof, as in the aggregate are adequate in the reasonable judgment of the Borrower for the conduct of the business of the Borrower and its Subsidiaries as now conducted.

     6.16 Disclosure. All written information relating to the Borrower, the Parent Guarantor and any of their respective Subsidiaries which has been delivered by or on behalf of the Borrower to the Administrative Agent or the Banks in connection with the Loan Documents and all financial and other information furnished to the Administrative Agent is true and correct in all material respects and contains no misstatement of a fact of a material nature. Any financial projections and other information regarding anticipated future plans or developments contained therein was based upon the Borrower's best good faith estimates and assumptions at the time they were prepared.

     6.17 Subsidiaries.  (a) Schedule 5(k) to the Parent Guaranty sets
forth   all   of   the   Subsidiaries,  their  jurisdictions   of
incorporation and the percentages of the various classes of their capital stock owned by the Parent Guarantor, (b) Schedule 5(l) to the Parent Guaranty sets forth all of the Principal Subsidiaries in existence as of the Closing Date, (c) the Parent Guarantor or another Subsidiary, as the case may be, has the unrestricted right to vote, and (subject to limitations imposed by applicable
Law or the Loan Documents) to receive dividends on all capital stock indicated on Schedule 5(k) to the Parent Guaranty as owned by the Parent Guarantor or such Subsidiary, (d) such capital stock has been duly authorized and issued and is fully paid and nonassessable, and (e) except for the Subsidiary Guarantors, the Borrower has no Subsidiaries other than Non-U.S. Subsidiaries and Inactive Subsidiaries.

     6.18 Senior Debt Status.  The obligations of the Borrower, the
Parent  Guarantor  and  the  Subsidiary  Guarantors  under   this
Agreement,   the  Notes,  the  Parent  Guaranty,  the  Subsidiary
Guaranty and the other Loan Documents to which each such Loan Party is a party do rank and will rank at least pari passu in priority of payment with all other Indebtedness of such Loan Party, except Indebtedness of such Loan Party to the extent secured by Permitted Liens. There is no Lien upon or with respect to any of the Property or income of any Loan Party or any Subsidiary of any Loan Party which secures Indebtedness or other obligations of any Person except for Permitted Liens.

     6.19 Year 2000. The Borrower and its Subsidiaries have reviewed the areas within their business and operations which could be adversely affected by, and have developed a program to address on a  timely basis, the risk that certain computer applications used by the Borrower, the Parent Guarantor and their Subsidiaries (or their respective material suppliers, customers or vendors) may be unable to recognize and perform proper data-sensitive functions involving dates prior to and after December 31, 1999 (the "Year
2000  Problem").   The Year 2000 Problem will  not  result  in  a
Material Adverse Effect.

     6.20 Security Interests. Upon the occurrence of a Security Event, the filing of the UCC-1 financing statements delivered in connection with the Security Agreement and the recordation of the Mortgages, the Liens and security interests granted to the
Collateral Agent for the benefit of the Banks (and the banks under the UBN Credit Agreement) pursuant to the Patent, Trademark and Copyright Security Agreement, the Pledge Agreement, the Mortgages and the Security Agreement constitute and will continue to constitute first priority, perfected liens and security interests in the Collateral under the Uniform Commercial Code (as in effect in the applicable jurisdiction) or other applicable Law, subject only to Permitted Liens. The Collateral Agent and the Banks shall be entitled to all the rights, benefits and priorities provided by the Uniform Commercial Code or such law. Upon such security interests becoming effective by their terms, the filing of financing statements relating to said security interests in each office and in each jurisdiction where required in order to perfect the security interests described above, the recording of the Mortgages in the jurisdictions where the real property subject thereto is located, taking possession of any stock certificates evidencing the Pledged Collateral and recordation of the Patent, Trademark and Copyright Security Agreement in the United States Patent and Trademark Office and United States Copyright Office (or equivalent Office of a foreign Governmental Authority in the case of Patents, Trademarks or
Copyrights granted by such foreign Governmental Authority) as applicable, all such action as is necessary or advisable to establish such rights of the Collateral Agent will have been taken, and there will be upon execution and delivery of the Patent, Trademark and Copyright Security Agreement, the Mortgages, the Pledge Agreement and the Security Agreement, such filings and such taking of possession, no necessity for any further action in order to preserve, protect and continue such rights, except the filing of continuation statements with respect to such financing statements as required under the Uniform Commercial Code. All filing fees and other expenses in connection with each such action have been or will be paid by the Borrower.

     6.21 Corporate Headquarters. The Borrower maintains dual headquarters in Oslo, Norway through Alpharma A.S. and in northern New Jersey (currently Fort Lee), U.S.A. through the
Parent Guarantor.


                           ARTICLE VII

                      AFFIRMATIVE COVENANTS

     7.1 Incorporation of UBN Credit Agreement Covenants. As long as any of the Loans or any other amounts shall remain unpaid or any Bank shall have any Line of Credit Loan Commitment hereunder, unless otherwise agreed by the written consent of the Majority Banks, the Borrower shall comply with all of the affirmative covenants (the "Affirmative Covenants") set forth in Article VIII of the UBN Credit Agreement as in effect on the date hereof. The Affirmative Covenants and the definitions used therein for purposes of the Affirmative Covenants are incorporated herein by reference, mutatis mutandis, as if set forth at length herein and shall run to the direct benefit of the Banks. It is acknowledged and agreed that the Borrower shall comply with the Affirmative Covenants as set forth in the UBN Credit Agreement as in effect on the date hereof without regard to any amendment, modification, restatement or termination of any of the Affirmative Covenants or the UBN Credit Agreement which occurs after the date hereof.

     7.2 Use of Proceeds; Acquisition. The Borrower and the Parent Guarantor shall use the proceeds of the Line of Credit Loans only in connection with the acquisition of certain of the assets of the medicated feed additive business of Hoffman-LaRoche and the reasonable and customary expenses incurred by the Borrower and
the  Parent  Guarantor in connection with such acquisition.   The
Borrower shall promptly provide the Administrative Agent and the Banks with copies of all transaction documents executed and delivered in connection with the Alpine Acquisition and such additional information as is necessary in the judgment of the
Administrative   Agent  to  obtain  Liens   in   favor   of   the
Administrative Agent for the benefit of the Senior Lenders in the assets purchased pursuant to the Alpine Acquisition, such Liens to be effective upon the occurrence of a Security Event in accordance with Article III.

     7.3 Delivery of Mortgages and Related Documents. Upon the request of the Administrative Agent at its reasonable discretion but in any event no later than the occurrence of Loan Conversion, the Borrower shall and shall cause its Subsidiaries that own Real Property located in the United States or Puerto Rico to deliver Mortgages duly executed on behalf of each Loan Party which owns Real Property interests accompanied with the respective legal descriptions relating to such Real Property interests. The Administrative Agent shall have received maps or plats of an as-built survey of the sites of property covered by each Mortgage, certified to the Administrative Agent in a manner satisfactory to the Administrative Agent by an independent professional licensed land surveyor satisfactory to the Administrative Agent. The Administrative Agent shall have received in respect of each parcel covered by a Mortgage a mortgagee's title policy (or policies) or marked-up unconditional binder for such insurance (issued by an insurance company acceptable to the Administrative Agent) in favor of the Administrative Agent for the benefit of the Lenders in an amount satisfactory to the Administrative Agent and ensuring that the Mortgage insured thereby creates a valid first Lien, subject to the Liens set forth on Schedule V hereto on such Property free and clear of all defects and encumbrances, except such as shall be approved by the Administrative Agent. The Borrower and its Subsidiaries shall cause to be performed and completed an environmental audit with respect to the Real Property by consultants satisfactory to the Administrative Agent and shall provide all reports and results of such audit in writing to the Administrative Agent. Such reports shall meet the Administrative Agent's minimum requirements for phase I environmental assessments and any other requirements of the
Administrative Agent and the Banks. The Borrower and its Subsidiaries shall provide landlord and mortgagee waivers for any locations where a material part of the Collateral is located and use its best efforts to provide landlord and mortgagee waivers at other locations as requested by the Administrative Agent (or by the Majority Banks through the Administrative Agent) in its reasonable discretion.

     7.4 Additional Subsidiary Guaranties. The Borrower shall cause any Subsidiary organized in the United States that is an Inactive Subsidiary on the date of this Agreement, but which ceases to be an Inactive Subsidiary, to promptly after ceasing to be an Inactive Subsidiary, execute and deliver a Subsidiary Guaranty, the Security Agreement, a Mortgage (if such Subsidiary comes to own real property) and any other Collateral Documents and instruments as requested by the Administrative Agent and to cause the owner of such Subsidiary to pledge the ownership interests of such Subsidiary pursuant to a Pledge Agreement.

     7.5 Additional Pledges. The Borrower represents that it intends to transfer the ownership of all of its Subsidiaries organized under the laws of jurisdictions other than the U.S. and its states existing on the Closing Date to Alpharma (Luxembourg) Sarl within 90 days after the Closing Date. If such transfer does not occur within ninety (90) days after the Closing Date, the Borrower shall cause to be pledged to the Collateral Agent sixty-five percent (65%) of the outstanding capital stock, partnership interest and limited liability interests of such Subsidiaries.

     7.6 Additional Collateral Documents. Upon the request of the Administrative Agent after the occurrence of a Security Event, the Borrower shall execute and deliver, and cause the Parent Guarantor and the Subsidiary Guarantor to execute and deliver,
such   security  agreements,  financing  statements   and   other
collateral documents and instruments as the Administrative Agent may reasonably request.


                          ARTICLE VIII

                       NEGATIVE COVENANTS

     8.1 Incorporation of UBN Credit Agreement Covenants. So long as any of the Loans or any other amounts shall remain unpaid or any
Bank shall have any Line of Credit Loan Commitment hereunder, unless otherwise agreed by the written consent of the Majority
Banks, the Borrower shall comply with all of the negative covenants (the "Negative Covenants") set forth in Article IX of
the  UBN  Credit Agreement as in effect on the date hereof.   The
Negative Covenants and the definitions used therein for purposes of the Negative Covenants are incorporated herein by reference, mutatis mutandis, as if set forth at length herein and shall run to the direct benefit of the Banks. It is acknowledged and agreed that the Borrower shall comply with the Negative Covenants as set forth in the UBN Credit Agreement as in effect on the date hereof without regard to any amendment, modification, restatement or termination of the Negative Covenants or the UBN Credit Agreement which occurs after the date hereof.

     8.2  Additional Restrictions on Acquisitions.   In addition to
the negative covenants in Article IX of the UBN Credit Agreement, the Borrower, the Parent Guarantor and the Loan Parties and their Subsidiaries shall not acquire by purchase, merger, lease or otherwise all or substantially all of the assets or capital stock of any other Person, if the total Consideration in connection with such acquisition is individually or when aggregated with all other acquisitions during the term of this Agreement by such
party,   greater   than   $50,000,000;  provided   that   capital
expenditures and intercompany transactions among the Parent Guarantor and its Subsidiaries made in the ordinary course of business are not prohibited hereby.

     8.3 Loan Conversion Covenants. In the event of the Loan Conversion in accordance with Section 2.5, the following additional negative covenants shall be applicable without any action on the part of any Loan Party, the Administrative Agent or the Banks.

          (a) Nature of Business. The Loan Parties will not, nor will they permit any Subsidiary to, alter the character of its business in any material respect from that conducted as of the Closing Date.

(b) Advances, Investments and Loans. The Loan Parties will not, nor will they permit any Subsidiary to, lend money or extend credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person except for Permitted Investments.
(c) Fiscal Year; Organizational Documents; Contractual Obligations. The Loan Parties will not, nor will they permit any of their Subsidiaries to, change their respective fiscal year or accounting policies unless required by GAAP. The Loan Parties will not, nor will they permit any Subsidiary to, amend, modify or change the Alpine Purchase Agreement or its articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document) without the prior written consent of the Majority Banks unless such amendment, modification or change could not reasonably be expected to have a Material Adverse Effect and would not adversely affect the interests of the Banks under the Loan Documents. The Loan Parties will not, nor will they permit any of their Subsidiaries to, without the prior written consent of the Majority Banks, amend, modify, waive any default of or breach under, cancel or terminate or fail to renew or extend or permit the amendment, modification, waiver of any default of or breach under or cancellation or termination of any of its contractual obligations unless such amendment, modification, waiver, cancellation, termination or failure to renew or extend could not reasonably be expected to have a Material Adverse Effect.
(d) Limitation on Restricted Actions. The Loan Parties will not, nor will they permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (A) pay dividends or make any other distributions to any Loan Party on its capital stock or with respect to any other interest or participation in, or measured by, its profits, (B) pay any Indebtedness or other obligation owed to any Loan Party, (C) make loans or advances to any Loan Party, (D) sell, lease or transfer any of its properties or assets to any Loan Party, or (E) act as a guarantor and pledge its assets pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (A)-(D) above) for such encumbrances or restrictions existing under or by reason of (i) this Agreement and the other Loan Documents,
(ii) applicable Law, (iii) any document or instrument governing Indebtedness which is purchase money indebtedness, provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith,
(iv) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, and (v) customary nonassignment provisions in any lease governing a leasehold interest or in any contract.
(e) Restricted Payments. The Loan Parties will not, nor will they permit any Subsidiary to, directly or indirectly, declare, order, make or set apart any sum for or pay any dividend or distribution, except (a) to make dividends payable solely in the same class of capital stock of such Person, and (b) to make dividends or other distributions payable to the Borrower or any other Loan Party (directly or indirectly through Subsidiaries).
(f) Prepayments of Indebtedness and Modifications of Subordinated Indebtedness. The Loan Parties will not, nor will they permit any Subsidiary to, (a) after the issuance thereof, amend or modify (or permit the amendment or modification of) any of the terms of any Indebtedness which by its terms is expressly subordinated to the Indebtedness hereunder (other than intercompany Indebtedness and Indebtedness issued in connection with the redemption of employee shares) if such amendment or modification would have a material adverse effect on the interests of the Banks under the Loan Documents, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto or change any subordination provision thereof, and (b) make (or give any notice with respect thereto) any voluntary or optional payment or prepayment, redemption, acquisition for value or defeasance of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any Subordinated Indebtedness (used herein as defined in the Parent Guaranty); provided that this Section shall not prohibit (i) the redemption of convertible securities of the Guarantor if the Guarantor reasonably believes, based on the market price of Guarantor's common stock at the time of the notice of redemption and the advice of an investment banking firm, that as a result of a call for such redemption substantially all of the convertible securities will be converted into common stock or (ii) any other action taken prior to the date redemption is permitted which is intended to cause holders to convert the convertible securities of the Guarantor into common stock (including the prepayment of interest and/or the payment of financial inducement up to 7% of the market price of the Guarantor's common stock with respect to each share issued on conversion).
(g) Sale Leasebacks. The Loan Parties will not, nor will they permit any Subsidiary to, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an operating lease, a capital lease or any "synthetic" lease or other off-balance sheet financing lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (a) which any Loan Party or any Subsidiary thereof has sold or transferred or is to sell or transfer to or has caused to be sold or transferred from a third party to a Person which is not such Loan Party or Subsidiary or
(b) which any Loan Party or any Subsidiary thereof intends to use for substantially the same purpose as any other property which has been sold or is to be sold or transferred by such Loan Party or Subsidiary or such third party to another Person which is not such Loan Party or Subsidiary in connection with such lease, other than those purchased pursuant to the Alpine Acquisition, provided that such leases shall not be extended or renewed.
(h) No Further Negative Pledges. The Loan Parties will not, nor will they permit any Subsidiary to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon their properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation except (a) pursuant to this Agreement and the other Loan Documents, (b) pursuant to applicable Law,
(c) pursuant to any document or instrument governing Indebtedness which is purchase money Indebtedness; provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (d) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien; provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (e) pursuant to customary nonassignment provisions in any lease governing a leasehold interest or in any contract and (f) pursuant to the UBN Credit Agreement as existing on the date hereof.

                           ARTICLE IX

                        EVENTS OF DEFAULT

     9.1 Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

          (a)  The Borrower or any other Loan Party shall fail to pay
(i) any principal when due in accordance with the terms and provisions of this Agreement or any other Loan Document, or
(ii) any interest on any amounts due hereunder or thereunder, or any fee or any other amount due hereunder or thereunder within five Business Days after the same becomes due and payable; or

(b) Any representation or warranty made by any Loan Party in this Agreement or any other Loan Document or by any Loan Party (or any of its officers) in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made; or
(c) Any commitment to lend under the UBN Credit Agreement shall be terminated by the banks under the UBN Credit Agreement; or
(d) If the Parent Guarantor fails to satisfy any of the financial covenants set forth in the Parent Guaranty, which failure shall remain unremedied for forty-five (45) days after the earliest of the date on which (x) telephonic, telefaxed or telegraphic notice thereof shall have been given to the Administrative Agent by the Borrower pursuant to Section 11.2,
(y) written notice thereof shall have been given to the Borrower by the Administrative Agent and (z) the Borrower or any other Loan Party knows, or should have known, of such failure; or
(e) Any Loan Party shall fail to perform or observe any term, covenant or agreement contained in this Agreement or any other Loan Document and not otherwise specifically dealt with in this
Article IX, which failure or change shall remain unremedied for 30 days after the earlier of the date on which (x) telephonic, telefaxed or telegraphic notice thereof shall have been given to the Administrative Agent by the Borrower pursuant to
Section 11.2, (y) written notice thereof shall have been given to the Borrower by the Administrative Agent and (z) the Borrower or any other Loan Party knows, or should have known, of such failure; or
(f) The Borrower, the Parent Guarantor or any of their Subsidiaries shall fail to pay any principal of, or premium or interest on, any Indebtedness for Borrowed Money of the Borrower, the Parent Guarantor or such Subsidiary, in an aggregate amount of not less than $2,500,000 when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness for Borrowed Money, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or to terminate any commitment to lend; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof and, with respect to all of the foregoing, after the expiration of the earlier of (i) any applicable grace period or the giving of any required notice or both and (ii) a period of 30 days after such Indebtedness for Borrowed Money first became due; or
(g) Any of the Borrower, the Parent Guarantor or any of the Principal Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any proceedings shall be instituted by or against the Borrower, the Parent Guarantor or any of the Principal Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for a material part of its Property employed in its business or any writ, attachment, execution or similar process shall be issued or levied against a material part of the Property employed in the business of the Borrower or the Parent Guarantor and their respective Subsidiaries taken as a whole, and, in the case of any such proceedings instituted against the Borrower or the Parent Guarantor or any of the Principal Subsidiaries (but not instituted by it), either such proceedings shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceedings shall occur; or the Borrower, the Parent Guarantor or any of the Principal Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (g); or
(h) Any order for the payment of money or judgment of any court, not appealable or not subject to certiorari or appeal (a "Final Judgment"), which, with other outstanding Final Judgments, exceeds an aggregate of $5,000,000 shall be rendered against the Borrower or any of its Principal Subsidiaries and, within 60 days after entry thereof, such Final Judgment shall not have been discharged; or
(i) (i) With respect to any Plan, a final determination is made that a prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA occurred which results in direct or indirect liability of the Borrower or any of its Principal Subsidiaries, (ii) with respect to any Title IV Plan, the filing of a notice to voluntarily terminate any such plan in a distress termination, (iii) with respect to any Multiemployer Plan, the Borrower, any of its Principal Subsidiaries or any of its or their ERISA Affiliates shall incur any Withdrawal Liability, or (iv) with respect to any Qualified Plan, the Borrower, any of its Principal Subsidiaries or any of its or their ERISA Affiliates shall incur an accumulated funding deficiency or request a funding waiver from the IRS; provided, however, that with respect to the events listed in clauses (i),
(iii) and (iv) hereof there shall be no Event of Default if the liability of the Borrower, the relevant Principal Subsidiary or the relevant ERISA Affiliate is satisfied in full or in accordance with the due dates therefor; or
(j) This Agreement or any other Loan Document shall cease to be valid or enforceable for any reason in any material respect; provided, that in the case of the invalidity or unenforceability of a Credit Support Document, such event shall not constitute a Default if the Borrower shall have delivered, or caused to be delivered, within 15 days of learning or receiving notice of such invalidity or unenforceability additional security or credit support in form and substance satisfactory to the Administrative Agent; or
          (k)  A Material Adverse Change shall occur;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Majority Banks, by notice to the Borrower, declare the obligation of each Bank to make Loans to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Banks, by notice to the Borrower, declare all amounts due under this Agreement and all interest thereon to be forthwith due and payable, whereupon all amounts due under this Agreement and all such interest and all such amounts shall become and be forthwith due and payable; provided, however, that upon an actual or deemed entry of an order for relief with respect to the Borrower or the Parent Guarantor or any of its Principal Subsidiaries under the federal Bankruptcy Code, (A) the obligation of each Bank to make Loans shall automatically be terminated and (B) all amounts due under this Agreement and all such interest and all such amounts shall automatically and without further notice become and be due and payable. In addition to the remedies set forth above, the Administrative Agent may exercise any other remedies provided for by this Agreement in accordance with the terms hereof or any other remedies provided by applicable Law.


                            ARTICLE X

                    THE ADMINISTRATIVE AGENT

     10.1 Authorization and Action. Each Bank hereby appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under this Agreement as are delegated to such Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks (or when expressly required hereunder, all the Banks), and such instructions shall
be   binding  upon  all  Banks;  provided,  however,   that   the
Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or applicable Law. The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement, and the Administrative Agent shall not by reason of this Agreement or any other Loan Document be a trustee for any Bank or owe any Bank a fiduciary duty or similar duties.

     10.2 The Administrative Agent's Reliance, Etc. Neither the Administrative Agent, its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement, except for its own gross negligence or willful misconduct (as determined by a court of competent jurisdiction). Without limitation of the generality of the foregoing, (i) the Administrative Agent may consult with legal counsel (including counsel to the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) the Administrative Agent makes no warranty or representation to any Bank and it shall not be responsible to any Bank for any statements, warranties or representations made in or in connection with this Agreement;
(iii) the Administrative Agent shall have no duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the Properties (including the books and records) of the Borrower; (iv) the Administrative Agent shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto or for any failure of the Borrower to perform its obligations hereunder or thereunder; and (v) the Administrative Agent shall not incur liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, e-mail, telecopy, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

     10.3 First Union National Bank. With respect to the Line of Credit Loan Commitment of First Union National Bank and the Loans made by it, First Union National Bank shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not an Administrative Agent, and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include First Union National Bank, in its individual capacity. First Union National Bank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if First Union National Bank was not an Administrative Agent, and without any duty to account therefor to the Banks.

     10.4 Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, Co-Arrangers or any other Bank, and based on the financial statements of the Borrower and the Loan Parties and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, or Co-Arrangers or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

     10.5 Determinations Under Sections 5.1 and 5.2. For purposes of determining compliance with the conditions specified in Sections
5.1 and 5.2, each Bank shall be deemed to have consented to, approved or accepted, or to be satisfied with each document or other matter required thereunder to be consented to or approved by  or  acceptable or satisfactory to the Banks unless an officer of the Administrative Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Bank prior to the applicable Borrowing specifying its
objection   thereto  (unless  such  objection  shall  have   been
withdrawn by notice to the Administrative Agent to that effect or such Bank shall have made available to the Administrative Agent such Bank's ratable portion of such Borrowing).

     10.6 Indemnification. Each Bank agrees to indemnify the Administrative Agent and its respective Affiliates, and their respective directors, officers, employees, agents and advisors (to the extent not reimbursed by the Borrower), ratably according to such Bank's Ratable Portion of the Line of Credit Loan
Commitments,   from   and  against  any  and   all   liabilities,
obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (including, without limitation, fees and disbursements of legal counsel) of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against, any such Person in any way relating to or arising out of this Agreement or any lawful action taken or omitted by any such Person under this Agreement; provided, however, that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from any such Person's gross negligence or willful misconduct as
determined  by  a  court  of  competent  jurisdiction.    Without
limitation of the foregoing, each Bank agrees to reimburse any such Person promptly upon demand for its ratable share of any out-of-pocket expenses (including fees and disbursements of one
counsel)   incurred  by  such  Person  in  connection  with   the
preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that such Person is not reimbursed for such expenses by the Borrower. The agreements in this Section 10.6 shall survive the termination of this Agreement and payment of the Loans and all other amounts payable hereunder.

     10.7 Successor Administrative Agents. Any Administrative Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any such resignation, the Majority Banks shall have the right to appoint a successor to such Administrative Agent, subject to the consent of the Borrower
which  shall  not  be unreasonably withheld or  delayed.   If  no
successor  to  such  Administrative  Agent  shall  have  been  so appointed by the Majority Banks, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation, then such retiring Administrative Agent on behalf of the Banks shall appoint a successor Administrative Agent, subject to the consent of the Borrower which shall not be unreasonably withheld or delayed. Upon the acceptance of any appointment as an Administrative Agent hereunder by any successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and such retiring Administrative Agent shall be discharged from its duties and obligations under
this   Agreement.   After  any  retiring  Administrative  Agent's
resignation hereunder, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

     10.8 Notices and Forwarding of Documents to Banks. Promptly upon receipt of the same, the Administrative Agent shall furnish to the Banks copies of all notices received from the Borrower or any other Loan Party.

     10.9 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel
concerning   all   matters  pertaining  to  such   duties.    The
Administrative Agent shall not be responsible for the  negligence or  misconduct of any agents or attorneys-in-fact selected by  it
with  reasonable  care.   Without  limiting  the  foregoing,  the
Administrative Agent may appoint one of its affiliates as its agent to perform the functions of the Administrative Agent hereunder relating to the advancing of funds to the Borrower and distribution of funds to the Lenders and to perform such other related functions of the Administrative Agent hereunder as are reasonably incidental to such functions.

     10.10 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Bank or the Borrower referring to  this  Agreement, describing such Default or Event of  Default
and  stating that such notice is a "notice of default".   In  the
event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the
Banks.   The  Administrative Agent shall take  such  action  with
respect to such Default or Event of Default as shall be reasonably directed by the Majority Banks; provided, however, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks except to the extent that this Agreement expressly requires that such action be taken, or not taken, only with the consent or upon the authorization of the Majority Banks, or all of the Banks, as the case may be.


                           ARTICLE XI

                          MISCELLANEOUS

     11.1 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing signed by all the
Banks  and  consented  to by all of the  Banks,  do  any  of  the
following:   (a)  waive  any  of  the  conditions  specified   in
Section 5.1 or 5.2; (b) increase the Line of Credit Loan Commitments of the Banks or subject the Banks to any additional obligations; (c) change the principal of, or decrease the interest on, any amounts payable hereunder; (d) postpone any date fixed for any scheduled payment of any principal of, or interest on, any amounts payable hereunder; (e) change the definition of Majority Banks; (f) terminate, or release the Parent Guarantor from its obligations under, the Parent Guaranty or (g) amend this
Section 11.1; and provided, further, however, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Persons required above to
take   such   action,  affect  the  rights  or  duties   of   the
Administrative Agent under this Agreement.

     11.2 Notices, Etc. Except as otherwise set forth herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopy or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered by hand,

          (i)  if to the Borrower, at:       Alpharma U.S. Inc.
                                   One Executive Drive
                                   Fort Lee, New Jersey  07024
                                   Attn:  Treasurer
                                   Telephone:  (201) 947-7774
                                   Telefax:  (201) 947-0795

               and to:             Chief Legal Officer
                                   Telephone:  (201) 228-5022
                                   Telecopy:  (201) 592-1481

          (ii) if to the Administrative Agent, at:
                                   First Union National Bank
                                   201 College Street, 6th Floor
                                   Charlotte, NC  28288-0760
                                   Attn:  Joyce Barry
                                   Telephone:  (704) 374-4151
                                   Telecopy:  (704) 374-4793

          With a copy to:     First Union National Bank

                                   301 College Street, 5th Floor
                                   Charlotte, NC  28288-0737
                                   Attn:  David Gillespie
                                   Telephone:  (704) 383-6392
                                   Telecopy:  (704) 383-1931

          (iii) if to any Bank, at its Lending Office on the signature pages hereof, and if to any other lender that becomes a "Bank," at its Lending Office specified in the Assignment and Assumption
Agreement by which it became a Bank;

or, as to the Borrower, any Bank or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, cabled or delivered, be effective when deposited in the mails, delivered to the telegraph company, confirmed by telex answerback, telecopied with confirmation of receipt, delivered to the cable company, delivered by overnight courier with confirmation of receipt or delivered by hand to the addressee, or its Administrative Agent, respectively, except that notices and communications to the Administrative Agent shall not be effective until received by the Administrative Agent.

     11.3 No Waiver; Remedies; Integration. No failure on the part of any Bank or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Except for the Administrative Agent's Fee Letter, this Agreement and the Loan Documents supersede all prior understandings and agreements, whether oral or written, among the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.

     11.4 Costs; Expenses; Indemnities.

          (a) The Borrower agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery,  administration, modification  and  amendment  of  this
Agreement, the other Loan Documents and the other documents to be delivered hereunder or thereunder, including, without limitation, the  reasonable fees and out-of-pocket expenses of counsel to the
Administrative  Agent  and  the Syndication  Agent  with  respect thereto and with respect to advising the Administrative Agent and the  Syndication  Agent as to their rights  and  responsibilities
under  this  Agreement,  and  all  costs  and  expenses  of   the
Administrative   Agent   and   the  Banks   (including,   without
limitation,  reasonable counsel fees and expenses) in  connection
with   the  enforcement  (whether  through  negotiations,   legal
proceedings  or  otherwise)  of this Agreement,  the  other  Loan
Documents and the other documents to be delivered hereunder and thereunder.

(b) The Borrower agrees to defend, indemnify and hold harmless each of the Administrative Agent, the Co-Arrangers and the Banks and their respective affiliates and their respective directors, officers, attorneys, agents, employees, successors and assigns (each, an "Indemnified Person") from and against any and all liabilities, obligations, losses, damages, penalties, actions, claims, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel of the Administrative Agent, the Co-Arrangers or the Banks) which may be incurred by or asserted or awarded against any Indemnified Person, in each case arising in any manner of or in connection with or by reason of this Agreement, the other Loan Documents, the Line of Credit Loan Commitments or any undertakings in connection therewith, or the proposed or actual application of the proceeds of the Loans (all of the foregoing collectively, the "Indemnified Liabilities") and will reimburse each Indemnified Person on a current basis for all properly documented expenses (including outside counsel fees as they are incurred by such party) in connection with investigating, preparing or defending any such action, claim or suit, whether or not in connection with pending or threatened litigation irrespective of whether such Indemnified Person is designated a party thereto; provided that the Borrower shall not have any liability hereunder to any Indemnified Person with respect to Indemnified Liabilities which are determined by a court of competent jurisdiction to have arisen primarily from the gross negligence or willful misconduct of such Indemnified
Person; and provided, further, that if the Borrower has
determined in good faith that such Indemnified Liabilities were primarily the result of such Indemnified Person's gross negligence or willful misconduct, it shall not be obligated to pay such Indemnified Liabilities until a court of competent jurisdiction has determined whether such Indemnified Person acted with gross negligence or willful misconduct. If for any reason the foregoing indemnification is unavailable to an Indemnified Person or insufficient to hold an Indemnified Person harmless, then the Borrower shall contribute to the amount paid or payable by such Indemnified Person as a result of any Indemnified Liability in such proportion as is appropriate to reflect not only the relative benefits received by the Borrower and the Administrative Agent, the Co-Arrangers and each Bank, but also the relative fault of the Borrower and the Administrative Agent, the Co-Arrangers and each Bank, as well as any other relevant equitable considerations. The foregoing indemnity shall be in addition to any rights that any Indemnified Person may have at common law or otherwise, including, but not limited to, any right to contribution.
(c) If any Bank receives any payment of principal of any Loan other than on the last day of an Interest Period relating to such Loan, as a result of any payment made by the Borrower or acceleration of the maturity of the amounts due under this Agreement pursuant to Section 10.1 or for any other reason, the Borrower shall, upon demand by such Bank (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Bank any amounts required to compensate such Bank for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain such Loan. The foregoing obligations of the Borrower contained in paragraphs (a), (b) and (c) of this Section 11.4, and the obligations of the Borrower contained in Sections 4.6(a), 4.6(b),
4.8 and 4.9, shall survive the payment of the Loans.
     11.5 Right of Setoff. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 9.1 to authorize the Administrative Agent to declare all amounts under this Agreement due and payable pursuant to the provisions of Section 9.1 or the automatic acceleration of such amounts pursuant to the proviso to that Section, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement irrespective of whether or not such Bank shall have made any demand under this Agreement and although such obligations may be unmatured. Each Bank agrees promptly to notify the Borrower after any such setoff and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Bank under this
Section 11.5 are in addition to any other rights and remedies (including, without limitation, any other rights of setoff) which such Bank may have.

     11.6 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, the Administrative Agent and the Co-Arrangers and when the Administrative Agent shall have been notified by each of the Banks that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, the Co-Arrangers and each of the Banks and their respective successors and assigns, except that (i) the Borrower shall have no right to assign its rights hereunder or any interest herein without the prior written consent of the Banks and (ii) no Bank may sell, transfer, assign, pledge or grant participation in any of its Loans or any of its rights or obligations hereunder except in accordance with Section 11.7 or as expressly required hereunder.

     11.7 Assignments and Participation; Additional Banks.

          (a) During the time period prior to the Line of Credit Loan Commitment Termination Date, the First Extended Termination Date
or the Second Extended Termination Date (as applicable), any Bank may,  at  any  time,  by  notice substantially  in  the  form  of
Exhibit   11.7   hereto  (each,  a  "Assignment  and   Assumption
Agreement")  delivered  to  the  Administrative  Agent  for   its
acceptance  and recording, together with a recording fee  in  the amount of $3,500, assign all or any part of its rights and obligations and delegate its duties under this Agreement (A) to any other Bank or any affiliate of any Bank which actually controls, is controlled by, or is under common control with such
Bank or to any Federal Reserve Bank (in either case without limitation as to amount), or (B) with the prior consent of the Administrative Agent and the Borrower (such consent not to be unreasonably withheld), to any other Person (but if in part, in a minimum amount of $10,000,000 or, if less, the balance of such Bank's Line of Credit Loan Commitment); provided, however, (i)
the  prior  consent of the Borrower shall not be required  during the  existence  of a Default or Event of Default  and  (ii)  that
after   any  such  assignment,  the  assigning  Bank's  aggregate
outstanding  Loans hereunder shall not be less than  $10,000,000.
During the time period subsequent to the Line of Credit Loan Commitment Termination Date, the First Extended Termination or
the  Second Extended Termination Date (as applicable),  any  Bank may,  at  any  time,  by  notice substantially  in  the  form  of
Exhibit   11.7  hereto  (each,  an  "Assignment  and   Assumption
Agreement")  delivered  to  the  Administrative  Agent  for   its
acceptance and recording, together with a recording fee in the amount of $3,500, assign all or any part of its rights and obligations and delegate its duties under this Agreement to any other Bank (or any affiliate of any Bank) or any other financial institution (in either case without limitation as to amount); provided, however, that after any such assignment, the assigning Bank's aggregate outstanding Loans hereunder shall not be less than $5,000,000.

(b) Any Bank may at any time sell or grant participations in its Line of Credit Loan Commitment, its Loans or the obligations owing to or from any Person existing under this Agreement; provided, however, that (i) as between such Bank and the Borrower, the existence of such participation shall not give rise to any direct rights or obligations between the Borrower and the participants; (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations;
(iii) the Borrower, the Administrative Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement; and (iv) no such sale or grant of a participation shall, without the consent of the Borrower, require the Borrower to file a registration statement with the Securities and Exchange Commission or apply to qualify the Line of Credit Loan Commitments or the Loans under the securities laws of any state.
(c) If an assignment is made by any Bank in accordance with the provisions of paragraph (a) above, upon acceptance and recording by the Administrative Agent, and approval by the Borrower, where applicable, of each Assignment and Assumption Agreement, (i) the assignee thereunder shall become a party to this Agreement and the Borrower shall release and discharge the assigning Bank from its duties, liabilities or obligations under this Agreement to the extent the same are so assigned and delegated by such Bank, provided that no such consent, release or discharge shall have effect until the Borrower shall have received a fully executed copy of the Assignment and Assumption Agreement relating to such assignment and (ii) Schedule II shall be deemed amended to give effect to such assignment. The Borrower agrees that each such disposition will give rise to a direct obligation of the Borrower to any such assignee. The Borrower agrees that, promptly following any such assignment, it shall deliver upon delivery of the applicable outstanding Notes or Notes for cancellation a new Note or Notes to the assignee and a replacement Note or Notes to the transferor, in amounts properly reflecting such assignment.
(d) The Borrower authorizes each Bank to disclose to any prospective assignee or participant and any assignee or participant any and all financial information in such Bank's possession concerning the Borrower and this Agreement; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrower received by it from such Bank in accordance with Section 11.11.
(e) Any Bank which sells or grants participation in any Loans or its Line of Credit Loan Commitment may not grant to the participants the right to vote other than on amendments, consents, waivers, modifications or other actions which change the principal amount of, postpone the scheduled maturity of, or decrease the interest rates applicable to, any Loans under, or increase the amount of, such Line of Credit Loan Commitment (except with respect to participating Affiliates actually controlled by, controlling or under common control with, such
Bank); provided, however, that as between the Bank and the Borrower, only the Bank shall be entitled to cast such votes.
(f) No participant in any Bank's rights or obligations shall be entitled to receive any greater payment under Section 4.6, 4.8 or
4.9 than such Bank would have been entitled to receive with respect to the rights participated, and no participation shall be sold or granted to any Person as to which the events specified in
Section 4.7 have occurred on or before the date of participation.
(g) The Administrative Agent shall maintain at its address referred to in Section 11.2 a copy of each Assignment and Assumption Agreement received by it and a register, containing the terms of each Assignment and Assumption Agreement, for the recordation of the names and addresses of each Bank and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Banks, and the Administrative Agent may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, or any Bank, at any reasonable time and from time to time upon reasonable prior notice.
     11.8 Pari Passu Ranking. The obligations of the Borrower hereunder shall rank at least pari passu in right of payment and in liquidation with all of the Borrower's other unsecured and unsubordinated obligations.

     11.9 GOVERNING LAW; SEVERABILITY. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. WHEREVER POSSIBLE, EACH PROVISION OF THIS AGREEMENT SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS AGREEMENT SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION
OR THE REMAINING PROVISIONS OF THIS AGREEMENT.

     11.10     SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

          (a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

(b) Each of the Borrower, the Administrative Agent and the Banks irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower and the Administrative Agent at their respective addresses specified for notices in or pursuant to Section 11.2 hereof and to the Banks as set forth on
Schedule I, such service to become effective on the earlier of the date of receipt or 30 days after such mailing.
(c) Nothing contained in this Section 11.10 shall affect the right of the Administrative Agent or any Bank to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Borrower or any other Loan Party in any other jurisdiction.
(d) EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF THIS AGREEMENT.
     11.11 Confidentiality. Each Bank and the Administrative Agent agrees to keep confidential information obtained by it pursuant hereto (or otherwise obtained from the Borrower in connection with this Agreement) confidential in accordance with such Person's customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (i) to such Person's employees, counsel, representatives and agents who are or are expected to be involved in the evaluation of such information in connection with the transactions contemplated by this Agreement and who in each case agree to be bound by the provisions of this sentence, (ii) to the extent that disclosure by such Person is required, or to the extent that such Person has been advised by counsel that disclosure is required, in order to comply with any law, regulation or judicial order or requested or required by bank regulators or auditors or other Governmental Authority, (iii) to assignees or participants of the Loans or Line of Credit Loan Commitments or potential assignees or participants of the Loans or Line of Credit Loan Commitments who in each case agree in writing to be bound by the provisions of this sentence or (iv) to the extent that such information has otherwise been disclosed or made public other than by such Person, or such Person's employees, counsel, representatives or agents, in violation of this Section 11.11.

     11.12 Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

     11.13 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

           [Signature Page 1 of 5 to Credit Agreement]

     IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the date first above written.

                                   ALPHARMA U.S. INC., as
                                   Borrower

                                   By:
                                      Name:
                                      Title:


                                   ALPHARMA INC., as Parent
                                   Guarantor

                                   By:
                                      Name:
                                      Title:


                                   BARRE PARENT CORPORATION, as
                                   Subsidiary Guarantor

                                   By:
                                      Name:
                                      Title:


                                   G.F. REILLY COMPANY, as
                                   Subsidiary Guarantor

                                   By:
                                      Name:
                                      Title:


                                   MIKJAN CORPORATION, as
                                   Subsidiary Guarantor

                                   By:
                                      Name:
                                      Title:


           [Signature Page 2 of 5 to Credit Agreement]



                                   PARMED PHARMACEUTICALS, INC.,
                                   as Subsidiary Guarantor

                                   By:
                                      Name:
                                      Title:


                                   ALPHARMA ANIMAL HEALTH
                                   COMPANY, as Subsidiary
                                   Guarantor

                                   By:
                                      Name:
                                      Title:


                                   ALPHARMA USPD INC., as
                                   Subsidiary Guarantor

                                   By:
                                      Name:
                                      Title:


                                   ALPHARMA EURO HOLDINGS INC.,
                                   as Subsidiary Guarantor

                                   By:
                                      Name:
                                      Title:


                                   ALPHARMA NW INC., as
                                   Subsidiary Guarantor

                                   By:
                                      Name:
                                      Title:


           [Signature Page 3 of 5 to Credit Agreement]

                                   ALPHARMA US PHARMACEUTICAL LLC


                                   By:
                                      Name:
                                      Title:


                                   NMC LABORATORIES, INC., as
                                   Subsidiary Guarantor

                                   By:
                                      Name:
                                      Title:


                                   FIRST UNION NATIONAL BANK, as
                                   Administrative Agent

                                   By:
                                      Name:
                                      Title:


                                   FIRST UNION NATIONAL BANK, as
                                   Bank

                                   By:
                                      Name:
                                      Title:


           [Signature Page 4 of 5 to Credit Agreement]




                                   SUMMIT BANK, as Syndication
                                   Agent

                                   By:
                                      Name:
                                      Title:


                                   SUMMIT BANK, as Bank

                                   By:
                                      Name:
                                      Title:


                                   UNION BANK OF NORWAY, as Bank

                                   By:
                                      Name:
                                      Title:


                                   DEN NORSKE BANK ASA, as
                                   Documentation Agent

                                   By:
                                      Name:
                                      Title:


                                   DEN NORSKE BANK ASA, as Bank

                                   By:
                                      Name:
                                      Title:


           [Signature Page 5 of 5 to Credit Agreement]





                                   LANDESBANK SCHLESWIG-HOLSTEIN
                                   GIROZENTRALE COPENHAGEN
                                   BRANCH, as Bank


                                   By:
                                      Name:
                                      Title:


                                   By:
                                      Name:
                                      Title: